                                                                   EXHIBIT 10.36

                               CREDIT AGREEMENT

                       $75,000,000 REVOLVING CREDIT LOAN


                                     AMONG


                       GROUP MAINTENANCE AMERICA CORP.,
                                AS THE COMPANY,


                        THE SUBSIDIARIES OF THE COMPANY
                          LISTED AS GUARANTORS HEREIN

                                      AND

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                 AS THE AGENT

                    BANQUE PARIBAS AND ABN AMRO BANK, N.V.
                               AS THE CO-AGENTS

                                      AND

                            THE BANKS NAMED HEREIN



                       DATED AS OF DECEMBER _____, 1997

                               TABLE OF CONTENTS



ARTICLE I    DEFINITIONS; ACCOUNTING TERMS; INTERPRETATION.................... 1
Section  1.01  Definitions.................................................... 1
SECTION  1.02  Types of Advances..............................................15
SECTION  1.03  Accounting Terms...............................................15
SECTION  1.04  Schedules......................................................15

ARTICLE II   THE LOANS........................................................16
SECTION  2.01  The Loans......................................................16
SECTION  2.02  The Notes......................................................16
SECTION  2.03  Notice of Advance..............................................16
SECTION  2.04  Disbursement of Funds for Loans................................17
SECTION  2.05  Conversions and Continuances...................................17
SECTION  2.06  Voluntary Prepayments..........................................18
SECTION  2.07  Mandatory Repayments...........................................18
SECTION  2.08  Method and Place of Payment....................................18
SECTION  2.09  Pro Rata Advances..............................................18
SECTION  2.10  Interest.......................................................18
SECTION  2.11  Interest Periods...............................................20
SECTION  2.12  Interest Rate Not Ascertainable................................21
SECTION  2.13  Legality.......................................................21
SECTION  2.14  Increased Costs, Taxes or Capital Adequacy Requirements........22
SECTION  2.15  Eurodollar Advance Prepayment and Default Penalties............23
SECTION  2.16  Additional Costs, Taxes or Similar Requirements................24
SECTION  2.17  Tax Forms......................................................24
SECTION  2.18  Voluntary Reduction of Commitment..............................25
SECTION  2.19  Fees...........................................................25
SECTION  2.20  Extension of Maturity Date.....................................25
SECTION  2.21  Replacement of Banks...........................................26

ARTICLE III  LETTERS OF CREDIT................................................26
SECTION  3.01  Letters of Credit..............................................26
SECTION  3.02  Letters of Credit Requests.....................................27
SECTION  3.03  Letter of Credit Participations................................28
SECTION  3.04  Increased Costs................................................29
SECTION  3.05  Conflict between Applications and Agreement....................30

ARTICLE IV   CONDITIONS PRECEDENT.............................................30
SECTION  4.01  Conditions Precedent to the Initial Advance....................30
SECTION  4.02  Conditions Precedent to All Credit Events......................32
SECTION  4.03  Delivery of Documents..........................................33

ARTICLE V    REPRESENTATIONS AND WARRANTIES...................................34
SECTION  5.01  Organization and Qualification.................................34
SECTION  5.02  Authorization and Validity.....................................34
SECTION  5.03  Governmental Consents..........................................34
SECTION  5.04  Conflicting or Adverse Agreements or Restrictions..............34
SECTION  5.05  Title to Assets................................................35
SECTION  5.06  Litigation.....................................................35
SECTION  5.07  Financial Statements...........................................35
SECTION  5.08  Default........................................................35
SECTION  5.09  Investment Company Act.........................................36
SECTION  5.10  Public Utility Holding Company Act.............................36
SECTION  5.11  ERISA..........................................................36
SECTION  5.12  Tax Returns and Payments.......................................36
SECTION  5.13  Environmental Matters..........................................36
SECTION  5.14  Purpose of Loans...............................................37
SECTION  5.15  Franchises and Other Rights....................................37
SECTION  5.16  Subsidiaries and Assets........................................38
SECTION  5.17  Solvency.......................................................38

ARTICLE VI   AFFIRMATIVE COVENANTS............................................38
SECTION  6.01  Information Covenants..........................................38
SECTION  6.02  Books, Records and Inspections.................................40
SECTION  6.03  Insurance and Maintenance of Properties........................41
SECTION  6.04  Payment of Taxes...............................................41
SECTION  6.05  Corporate Existence............................................41
SECTION  6.06  Compliance with Statutes.......................................41
SECTION  6.07  Material Privileges, Permits, Licenses and Other Rights........42
SECTION  6.08  ERISA..........................................................42
SECTION  6.09  Additional Subsidiaries........................................42
SECTION  6.10  Acquisition Agreements.........................................43
SECTION  6.11  Material Contracts.............................................43
SECTION  6.12  Employee Agreements............................................43

ARTICLE VII  NEGATIVE COVENANTS...............................................43
SECTION  7.01  Change in Business.............................................43
SECTION  7.02  Consolidation, Merger or Sale of Assets........................43
SECTION  7.03  Indebtedness...................................................44
SECTION  7.04  Liens..........................................................45
SECTION  7.05  Investments....................................................46
SECTION  7.06  Restricted Payments............................................46
SECTION  7.07  Change in Accounting...........................................47
SECTION  7.08  Certain Indebtedness...........................................47
SECTION  7.09  Transactions with Affiliates...................................47

SECTION  7.10  Changes to Acquisition Agreements..............................47
SECTION  7.11  Consolidated Net Worth.........................................47
SECTION  7.12  Funded Debt to EBITDA Ratio....................................48
SECTION  7.13  Funded Debt to Capitalization Ratio............................48
SECTION  7.14  Capital Expenditures...........................................48
SECTION  7.15  Fixed Charge Coverage Ratio....................................48
SECTION  7.16  New Installations Revenues.....................................48
SECTION  7.17  Limitations on Acquisitions....................................48
SECTION  7.18  Minimum Tangible Net Worth.....................................49

ARTICLE VIII GUARANTY.........................................................49
Section  8.01  Guaranty.......................................................49
SECTION  8.02  Continuing Guaranty............................................50
SECTION  8.03  Effect of Debtor Relief Laws...................................51
SECTION  8.04  Waiver of Subrogation..........................................51
SECTION  8.05  Subordination..................................................52
SECTION  8.06  Waiver.........................................................52
SECTION  8.07  Full Force and Effect..........................................53

ARTICLE IX   EVENTS OF DEFAULT AND REMEDIES...................................53
SECTION  9.01  Events of Default..............................................53
SECTION  9.02  Primary Remedies...............................................55
SECTION  9.03  Other Remedies.................................................55

ARTICLE X    THE  AGENT.......................................................55
SECTION  10.01 Authorization and Action.......................................55
SECTION  10.02 Agent's Reliance...............................................56
SECTION  10.03 Agent and Affiliates; TCB and Affiliates.......................57
SECTION  10.04 Banks' Credit Decision.........................................57
SECTION  10.05 Agent's Indemnity..............................................57
SECTION  10.06 Successor Agent................................................58
SECTION  10.07 Notice of Default..............................................59

ARTICLE XI   MISCELLANEOUS....................................................59
SECTION  11.01 Amendments.....................................................59
SECTION  11.02 Notices........................................................59
SECTION  11.03 No Waiver; Remedies............................................61
SECTION  11.04 Costs and Expenses.............................................61
SECTION  11.05 Release and Indemnity..........................................61
SECTION  11.06 Right of Setoff................................................62
SECTION  11.07 Governing Law..................................................62
SECTION  11.08 Interest.......................................................63
SECTION  11.09 Survival of Representations and Warranties.....................64

SECTION  11.10 Successors and Assigns; Participations.........................64
SECTION  11.11 Confidentiality................................................65
SECTION  11.12 Pro Rata Treatment.............................................66
SECTION  11.13 Separability...................................................66
SECTION  11.14 Execution in Counterparts......................................66
SECTION  11.15 Interpretation.................................................67
SECTION  11.16 Submission to Jurisdiction.....................................68
SECTION  11.17 Waiver of Jury Trial...........................................68
SECTION  11.18 Final Agreement of the Parties.................................69

Exhibits and Schedules:
----------------------

     Exhibit 1.01A       Administrative Questionnaire
     Exhibit 2.02        Form of Note
     Exhibit 2.03        Form of Notice of Advance
     Exhibit 2.05        Form of Notice of Conversion
     Exhibit 3.02        Form of Letters of Credit Request
     Exhibit 4.01(f)(i)  Form of Security Agreement
     Exhibit 4.01(f)(ii) Form of Pledge Agreement
     Exhibit 4.01(j)(i)  Form of Opinion of Borrower's Counsel -
                         Bracewell & Patterson
     Exhibit 4.01(j)(ii) Form of Opinion of Borrower's Counsel -
                         Randolph W. Bryant
     Exhibit 7.03(n)     Preferred Stock Indebtedness
     Exhibit 11.10(c)    Form of Assignment and Acceptance

     Schedule 5.04       Agreements
     Schedule 5.06       Litigation
     Schedule 5.13       Exceptions to Environmental Matters
     Schedule 5.16       Subsidiaries
     Schedule 6.03       Existing Insurance Policies
     Schedule 6.10       Acquisition Agreements
     Schedule 6.11       Material Contracts
     Schedule 6.12       Employee Agreements
     Schedule 7.03(b)    Existing Indebtedness
     Schedule 7.04(a)    Existing Liens
     Schedule 7.05(b)    Investments

                               CREDIT AGREEMENT


          This Credit Agreement dated as of December ___, 1997 (this

"Agreement") is among GROUP MAINTENANCE AMERICA CORP., a Texas corporation (the "Company"), the Subsidiaries of the Company listed on the signature pages hereto as Guarantors (together with each other Person who subsequently becomes a Guarantor, collectively the "Guarantors"), the banks and other financial institutions listed on the signature pages hereto under the caption "Banks" (together with each other person who becomes a Bank, collectively the "Banks") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually as a Bank ("TCB") and as agent for the other Banks (in such capacity together with any other Person who becomes the agent, the "Agent").

          The Company, the Agent and certain of the Banks have entered into that one certain Credit Agreement dated May 2, 1997 (as amended the "Prior Credit Agreement"), relating to the extension of a series of loans with a commitment totaling $35,000,000.00 by said Banks to the Company. The Company has now requested the Agent and the Banks to enter into this Credit Agreement and to lend to the Company up to $75,000,000.00. The Agent and the Banks have agreed to do so, subject to the terms and conditions hereof, and, wish to execute this document for the purpose of setting forth their agreement in regard thereto.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the Company, the Agent, the Guarantors, and the Banks agree as follows:


                                   ARTICLE I
                DEFINITIONS; ACCOUNTING  TERMS; INTERPRETATION
                ----------------------------------------------

          SECTION 1.01 Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Accounts" means all accounts, accounts receivable or other indebtedness owing to the Company or any Guarantor as consideration for goods sold or services rendered and billed within thirty (30) days of the providing of such goods or services.

          "Acquisition Agreements" has the meaning set for in Section 6.10.

          "Add Back Expenses" means expense items of IPO Subsidiaries which will be eliminated after acquisition of said Subsidiary by the Company, identified by the Company and approved by the Majority Banks at the time of such acquisition.

          "Administrative Questionnaire" means the questionnaire attached hereto as Exhibit 1.01A to be completed by each Bank and returned to the Agent.

          "Advance" means an advance, pursuant to a Notice of Advance, comprised of a single Type of Loan from all the Banks (or resulting from a conversion or conversions on the same date having, in the case of Eurodollar Rate Advances, the same Interest Period (except as otherwise provided in this Agreement)), made by all of the Banks concurrently to the Company.

          "Advance Date" means, with respect to each Advance, the Business Day upon which the proceeds of such Advance are to be made available to the Company.

          "Affiliate" means any other Person directly or indirectly controlling (including all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person, and any other Person in which such Person's direct or indirect equity interest is 20% or more of the total outstanding equity interests of such Person and any immediate family member (parent, spouse or child) and all spouses of said Persons.

          "Agent" has the meaning specified in the introduction to this Agreement.

          "Agreement" has the meaning specified in the introduction to this Agreement.

          "Alternate Base Rate" means, for any day, a rate per annum (adjusted, to the nearest 1/16 of 1%) equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (b) the Prime Rate in effect on such day. For purposes hereof, the term "Prime Rate" means, as of a particular date, the prime rate of TCB most recently announced by TCB and in effect on such date, automatically fluctuating upward or downward, as the case may be, with and at the time of each change therein without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it. If, for any reason, the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the inability or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "Alternate Base Rate Advance" means any Advance bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an Alternate Base Rate Advance and such Bank's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Assignment and Acceptance" has the meaning specified in Section 11.10
     (c).

          "Bank" has the meaning provided in the introduction to this Agreement.

          "Bankruptcy Code" has the meaning specified in Section 9.01(e).

          "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

          "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of Texas) on which most banks are open for business in Houston, Texas.

          "Capital Expenditures" means, with respect to any Person for any period, the sum of all expenditures (whether paid in cash, capitalized as an asset or accrued as a liability) by such Person and its consolidated Subsidiaries during such period which, in accordance with GAAP, are or should be included in capital expenditures or similar items reflected in the consolidated statement of cash flows of such Person; provided, however, that Capital Expenditures shall not include any such amounts incurred in connection with the Investment in a Qualified Company permitted by Section 7.05.

          "Capitalization Ratio" means, as to the Company and its Subsidiaries for any period, the ratio of (i) Funded Debt of the Company and its Subsidiaries determined on a consolidated basis, to (ii) the sum of Indebtedness of the Company and its Subsidiaries determined on a consolidated basis plus Consolidated Net Worth.

          "Capitalized Lease Obligations" means all lease or rental obligations which, pursuant to GAAP, are capitalized for balance sheet purposes.

          "Change of Control" means either (i) any Unrelated Person, or two or more Unrelated Persons acting in concert, acquire after the date hereof beneficial ownership of 50% or more of the shares of voting stock of the Company outstanding at the time of such acquisition, or (ii) all or substantially all of the assets of the Company are sold after the date hereof in a single transaction or series of related transactions to any Persons, if the effect of such transaction or transactions is to change the Persons controlling the Company. The term

     "Unrelated Person" shall mean any Person other than a Related Person. A "Related Person" shall mean (i) any Plan or trust for any Plan, and (ii) any wholly-owned Subsidiary of the Company. Any Person who is a party to any stockholders' agreement shall not be considered to be acting in concert with any other party thereto merely because such Person is a party thereto.

          "Code" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

          "Collateral" means all, or substantially all, of the accounts and inventory of the Company and its Material Subsidiaries, all as more fully described in the Security Documents.

          "Commitment" and "Commitments"means the obligation of each of the Banks to enter into and perform this Agreement, to make available the Loans to the Company in the amounts shown on the signature page of each Bank hereto and all other duties and obligations of the Banks hereunder.

          "Commitment Fee" has the meaning specified in Section 2.19.

          "Company" has the meaning specified in the introduction to this Agreement.

          "Consolidated Net Worth" means as at any date of determination, all items which in conformity with GAAP would be included in the calculation of shareholders' equity on a consolidated balance sheet of the Company as at such date, plus any amounts included on such consolidated balance sheet in respect of the Company's preferred stock, provided the terms of such preferred stock have been approved by the Majority Banks in their sole discretion.

          "Conversion" or "Convert" (in each case whether or not capitalized) means the changing of a Eurodollar Rate Advance to an Alternate Base Rate Advance or vice versa in accordance with the provisions hereof.

          "Credit Event" means the making of any Advance or the conversion of any Advance into a Eurodollar Rate Advance.

          "Default" means the occurrence of any event which with or without the giving of notice or the passage of time or both would become an Event of Default.

          "Default Rate" means the lesser of (i) the Highest Lawful Rate and
     (ii) the Alternate Base Rate plus two percent (2%).

          "Designated Payment Date" means February 28, May 31, August 31 and November 30 of each year; provided, however, if a Designated Payment Date shall be a day which is not a Business Day, such Designated Payment Date shall be the next succeeding Business Day, and such extension of time shall be included in determining the amount to be paid on such date.

          "Domestic Lending Office" means, with respect to any Bank, the office of such Bank designated from time to time as its "Domestic Lending Office" hereunder.

          "EBITDA" means, for any period, and determined in accordance with GAAP, the sum of:

     (a) the consolidated pre tax income of the Company, plus the aggregate amount which was deducted for such period in determining such consolidated pre tax income for (i) interest expense, (ii) depreciation expense, (iii) amortization expense, and (iv) compensation expense relating to the issuance of stock and stock options to employees (to the extent same do not constitute a use of cash) and (b) for each IPO Subsidiary acquired by the Company during the twelve months preceding the date of the calculation of EBITDA and with respect to the period beginning 12 months prior the calculation of EBITDA through the date of said IPO Subsidiary's acquisition by the Company, the sum of the consolidated pre tax income of the IPO Subsidiary, plus the aggregate amount which was deducted for such period in determining such consolidated pre tax income for (i) interest expense, (ii) depreciation expense, (iii) amortization expense, plus Add-back Expenses.

          "Effective Date" means the date on which all conditions to make an Advance set forth in Section 4.01 are first met or waived in accordance with Section 11.01 hereof.

          "Eligible Assignee" means (a) any Bank; (b) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000.00; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or any successor organization, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000.00; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the Organization for Economic Cooperation and Development or any successor organization; (d) the central bank of any country which is a member of the Organization for Economic Cooperation and Development or any successor organization; and (e) any other bank or similar financial institution approved by the Agent and the Majority Banks.

          "Employee Agreements" has the meaning set forth in Section 6.12.

          "Environmental Laws" means federal, state or local laws, rules or regulations, and any judicial, arbitral or administrative interpretations thereof, including any judicial, arbitral or administrative order, judgment, permit, approval, decision or determination pertaining to conservation or protection of the environment as in effect and enforceable against the Company or any of its Subsidiaries at the time in question, including the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Federal Water Pollution Control Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Superfund Amendment and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, and comparable state and local laws, and other environmental conservation and protection laws.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) which is either a member of the same "controlled group" or under "common control," within the meaning of Section 414 of the Code and the regulations thereunder, with the Company.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to each Bank, the branches or affiliates of such Bank designated as its "Eurodollar Lending Office" from time to time hereunder.

          "Eurodollar Rate" means, with respect to any Eurodollar Rate Advance, the rate (rounded to the nearest whole multiple of 1/16 of 1%) at which dollar deposits approximately equal in principal amount to the entire portion of such Advance and for a maturity equal to the applicable Interest Period are offered in immediately available funds to the Agent by prime banks in whatever Eurodollar interbank market may be selected by the Agent in its sole and absolute discretion at the time of determination and in accordance with the then usual practice in such market at approximately 10:00 a.m. (Houston, Texas time) two Business Days prior to the commencement of such Interest Period.

          "Eurodollar Rate Advance" means any Advance bearing interest at a rate determined by reference to the Eurodollar Rate in accordance with the provisions of Article II.

          "Events of Default" has the meaning specified in Section 9.01.

          "Execution Date" means December __, 1997.

          "Existing Letters of Credit" means all letters of credit issued by TCB, outstanding on the Effective Date and described in Section 3.01(c).

          "Extension Request" means each request by the Company made pursuant to
     Section 2.20 for the Banks to extend the Maturity Date.

          "Federal Funds Effective Rate" has the meaning specified in the definition of the term "Alternate Base Rate."

          "Fees" has the meaning specified in Section 2.19.

          "Financials" has the meaning specified in Section 5.07.

          "Funded Debt" means all indebtedness for borrowed money evidenced by a written document and subject to periodic, required payments of interest and/or principal.

          "GAAP" means generally accepted accounting principles as in effect from time to time in the United States as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons who shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company.

          "Guaranteed Obligations" has the meaning specified in Section 8.01.

          "Guarantors" has the meaning provided in the introduction to this Agreement and, except as otherwise agreed by the Majority Banks and the Company, shall include all of the Material Subsidiaries of the Company.

          "Guaranty" means the obligations contained in Article VIII hereof.

          "Hazardous Materials" means (a) hazardous waste as defined in the Resource Conservation and Recovery Act of 1976, or in any applicable federal, state or local law or regulation, (b) hazardous substances, as defined in CERCLA, or in any applicable state or local law or regulation,
     (c) gasoline, or any other petroleum product or by-product, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable federal, state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable federal, state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

          "Highest Lawful Rate" means, as to any Bank, the maximum nonusurious rate of interest that, under applicable law, may be contracted for, taken, reserved, charged or received by such Bank on the Loans or under the Loan Documents at any time or from time to time. If the maximum rate of interest which, under applicable law, any of the Banks are permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

          "IPO Subsidiaries" means the Offering Acquisition Companies and Pre-Offering Companies identified in the Registration Statement, as such terms are defined therein.

          "Indebtedness" means, without duplication, (a) all indebtedness for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services, (b) all indebtedness evidenced by bonds, debentures, notes or other similar instruments, (c) all Capitalized Lease Obligations, (d) all obligations to reimburse the issuer of any Letter of Credit for amounts drawn or drawable, and (e)all other items that would be classified as a liability on the Company's balance sheet pursuant to GAAP.

          "Interest Period" has the meaning specified in Section 2.11.

          "Issuing Bank" means TCB, in its capacity as a Bank, or such other Bank to which the Company and the Majority Banks subsequently agree.

          "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of the assets, stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest but shall not include demand deposits.

          "IPO" means the initial public offering of the Company.

          "Letter of Credit Fee" has the meaning specified in Section 2.19(c).

          "Letter of Credit Request" has the meaning specified in Section
     3.02(a).

          "Letters of Credit" has the meaning specified in Section 3.01(a).

          "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, any capital lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting a creditor against loss or securing the payment or performance of an obligation.

          "Loan" and "Loans" has the meaning set forth in Section 2.01.

          "Loan Documents" means this Agreement, the Notes, the Security Documents, the Notice of Advance, and the corporate resolutions authorizing the Loan Documents.

          "Majority Banks" means Banks holding at least 66 % of the Advances outstanding under the Loans, or, if no Advances are outstanding, Banks holding such percentage of the Total Commitment.

          "Margin" means, with respect to Alternate Base Rate Advances, Eurodollar Rate Advances, or Commitment Fees, as applicable the percentage determined in accordance with the following table:

                      2.25
Funded Debt/        to 1.00     2.00 - 2.24   1.50 - 1.99   1.00 - 1.49    Less than
EBITDA Ratio        or higher     to 1.00       to 1.00       to 1.00     1.00 to 1.00
------------        ---------   -----------   -----------   -----------   ------------
---------------------------------------------------------------------------------------
Alternate Base
Rate Margin            .50%          .25%            0%            0%              0%

---------------------------------------------------------------------------------------
Eurodollar Margin     2.00%         1.75%         1.50%         1.25%           1.00%
---------------------------------------------------------------------------------------
Commitment Fee        .375%         .375%         .375%          .25%            .25%
---------------------------------------------------------------------------------------

          If sufficient information does not exist to calculate the Margin, Eurodollar Rate Advances shall not be available to the Company and the Margin for Alternate Base Rate Advances shall be deemed to be 0%.

          "Margin Period" means a period commencing three (3) days after the date on which the quarterly or annual financial statements of the Company are required to be delivered pursuant to Section 6.01(a) or Section 6.01(b), as the case may be, and ending three (3) days after the next date a financial statement is required to be so delivered.

          "Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole or (b) a material impairment of the collective ability of the Company and its Subsidiaries taken as a whole to make payment hereunder or under any Note or the right of any Bank to enforce any of its remedies to collect any amounts owing under the Loan Documents.

            "Material Contract" means the Contracts listed on Schedule 6.11, as amended from time to time.

            "Material Subsidiary" means a Subsidiary of the Company which has one percent (1%) or more of either total consolidated assets or total consolidated revenues of the Company.

            "Maturity Date" means three (3) years from the date hereof.

            "Maximum Guaranteed Amount" means for each Guarantor the maximum amount which any Guarantor could pay under the Guaranty without having such payment set aside as a fraudulent transfer or conveyance or similar action under the Bankruptcy Code or any applicable state or foreign law.

            "Multiemployer Plan" means any plan which is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA).

            "New Installations" means the business of providing the installation of new heating, ventilation and air conditioning, indoor air quality, plumbing, appliance, electric, septic and sewer systems to residential or commercial structures, as such structure is being newly constructed, provided that New Installations does not include installations of systems in buildings that have previously been occupied.

            "Note" and "Notes" have the meaning specified in Section 2.02.

       "Notice of Advance" has the meaning provided in Section 2.03(a).

            "Notice of Conversion" has the meaning provided in Section 2.05.

       "Notice of Default" has the meaning specified in Section 9.02.

            "Obligations" means all the obligations of the Company now or hereafter existing under the Loan Documents, whether for principal, interest, Fees, expenses, indemnification or otherwise.

            "Other Activities" has the meaning specified in Section 10.03.

            "Other Financings" has the meaning specified in Section 10.03.

            "Payment Office" means the office of the Agent located at 1111 Fannin Street, Houston, Texas 77002, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or a substantial portion of its functions under ERISA.

            "Permitted Investments" means, as to any Person:

                 (a) securities issued or directly and fully guaranteed or
              insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition thereof,

                 (b) time deposits and certificates of deposit with maturities of not more than twelve months from the date of acquisition by such Person which deposits or certificates are either: (a) fully insured by the Federal Deposit Insurance Corporation or (b) in any Bank or other commercial bank incorporated in the United States or any U.S. branch of any other commercial bank, in each case having capital, surplus and undivided profits aggregating $100,000,000.00 or more with a long-term unsecured debt rating of at least A- from Standard & Poor's Ratings Group or A3 from Moody's Investors Service,

                 (c) commercial paper issued by any Person incorporated in the
              United States rated at least A2 or the equivalent thereof by Standard & Poor's Ratings Group or at least P2 or the equivalent thereof by Moody's Investors Service and, in each case, maturing not more than 270 days after the date of issuance,

                 (d) investments in money market mutual funds having assets in excess of $2,000,000,000.00 substantially all of whose assets are comprised of securities of the types described in clauses (a) through (c) above, and

                 (e) repurchase or reverse purchase agreements respecting
              obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any bank listed in or meeting the qualifications specified in clause (b) above.

            "Permitted Liens" means: (a) Liens for taxes, assessments, levies or other governmental charges not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (b) Liens in connection with worker's compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (c) operator's, vendors', carriers', warehousemen's, repairmen's, mechanics', workers', materialmen's or other like Liens arising by operation of law in the ordinary course of business (or deposits to obtain the release of any such Lien) and securing amounts of $50,000.00 or less or amounts not yet due or which are being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP; (d) deposits to secure insurance or adequate self insurance arrangements in the ordinary course of business; (e) deposits and other Liens to secure the performance of bids, tenders, contracts (other than contracts for the payment of indebtedness for borrowed money or the deferred purchase price of goods or services), leases, licenses, franchises, trade contracts, statutory obligations, surety and appeal bonds and performance bonds and other obligations of a like nature incurred in the ordinary course of business; (f) easements, rights of way, covenants, restrictions, reservations, exceptions, encroachments, zoning and similar restrictions and other similar encumbrances (other than to secure the payment of indebtedness for borrowed money or the deferred purchase price of goods or services) or title defects, in each case incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case singly or in the aggregate materially detract from the value or usefulness of the Property subject thereto for the business conducted by the Company and its Subsidiaries or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries; (g) bankers' liens arising by operation of law; (h) inchoate Liens arising under ERISA to secure contingent liabilities of the Company and its Subsidiaries; (i) landlord's liens that are subordinated to the liens in favor of the Agent, unless waived by the Agent; (j) Liens on assets of Subsidiaries to secure indebtedness to the Company provided same are collaterally assigned to the Agent, provided, such Liens may be incurred only to the extent the underlying Indebtedness is otherwise permitted under the terms of this Agreement; and (k) liens on the right to rebates of prepaid insurance premiums financed by third parties on behalf of the Company or any of its Subsidiaries to secure up to $500,000.00 outstanding at any time.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign or domestic state or political subdivision thereof or any agency of such state or subdivision.

            "Plan" means any employee pension benefit plan (as defined in Section 3(2) of ERISA), subject to Title IV of ERISA or Section 412 of the Code, other than a Multiemployer Plan, with respect to which the Company or an ERISA Affiliate contributes or has an obligation or liability to contribute, including any such plan that may have been terminated.

            "Prescribed Forms" shall mean such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of the Code or an income tax treaty between the United States and the country of residence of the party providing the form(s) or statement(s), permit each of the Company and the Agent to make payments hereunder for the account of such party free of deduction or withholding of income and other taxes.

            "Property" or "assets" (whether or not capitalized) means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Qualified Company" means any Person in the residential or commercial service industry whose primary business is to provide residential or commercial services, consisting of heating, ventilation and air conditioning, indoor air quality, plumbing, appliance, electrical, installation, reinstallation and maintenance services.

            "Registration Statement" means the registration statement on Form S-1 (Registration No. 333-34067) filed with the Securities and Exchange Commission on August 21, 1997.

            "Regulations A, D, G, T, U and X" means Regulations A, D, G, T, U and X of the Board as the same are from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment (including the abandonment or discarding of barrels, containers and other closed receptacles).

            "Reportable Event" means an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Requirements of Environmental Laws" means, as to any Person, the requirements of any applicable Environmental Law relating to or affecting such Person or the condition or operation of such Person's business or its properties, both real and personal.

            "Reserve Percentage" means, for any Interest Period and for any Bank, the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, the daily average for such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum reserve requirement (including any marginal, supplemental or emergency reserves) for such Bank in respect of liabilities or assets consisting of or including Eurocurrency Liabilities.

            "Responsible Officer" means, with respect to the Company, president, chief executive officer, chief operating officer, treasurer or chief financial officer of the Company.

            "Security Documents" means the documents described in Section 4.01
       (f), executed by the Company and its Subsidiaries in favor of TCB, as Agent, for the benefit of the Banks, pursuant to the terms hereof.

            "Subsidiary" means, with respect to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person, directly or indirectly, and (b) any partnership, association, joint venture or other entity in which such Person, directly or indirectly, has greater than 50% of the equity interest. Unless otherwise provided or the context otherwise requires, the term "Subsidiary" or "Subsidiaries" shall mean a Subsidiary or Subsidiaries of the Company.

            "Tangible Net Worth" means, as to the Company and its Subsidiaries (without duplication, in accordance with GAAP), the Consolidated Net Worth minus the sum of (i) patents, patent applications, trademarks, service marks, copyrights and trade names and (ii) goodwill and all other intangibles.

            "TCB" means Texas Commerce Bank National Association, 712 Main Street, Houston, Texas 77002.

            "Total Commitment" means the aggregate Commitments of all Banks totaling a maximum of $75,000,000.00 for all Banks.

            "Unrelated Person" means any Person who is not a Related Person.

            "Unutilized Commitment" means the Total Commitment less the outstanding Advances.

          SECTION 1.02 Types of Advances. Advances and Loans hereunder are distinguished by "Type". The Type of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or an Alternate Base Rate Advance.

          SECTION 1.03 Accounting Terms. All accounting terms not defined herein shall be construed in accordance with GAAP, as applicable, and all calculations required to be made hereunder and all financial information required to be provided hereunder shall be done or prepared in accordance with GAAP.

          SECTION  1.04   Schedules.   Schedules hereto may be updated by the
Company from time to time to reflect transactions and other matters not prohibited by the Loan Documents.


                                  ARTICLE II
                                   THE LOANS
                                   ---------

          SECTION 2.01 The Loans. Subject to the terms and conditions hereof, each Bank severally agrees at any time and from time to time on and after the Execution Date and prior to the Maturity Date, to make and maintain a revolving credit loan or loans (each a "Loan" and collectively, the "Loans") to the Company not to exceed at any time outstanding the maximum amount of its Commitment, which Loans (i) shall, at the option of the Company, be made and maintained pursuant to one or more Advances comprised of Alternate Base Rate Advances or Eurodollar Rate Advances, provided that, except as otherwise specifically provided herein, all Advances made simultaneously shall be of the same Type, (ii) in the case of Eurodollar Rate Advances, shall be made in the minimum amount of $1,000,000.00 and integral multiples of $100,000.00 and, in the case of Alternate Base Rate Advances, in the minimum amount of $300,000.00 and integral multiples thereof, or, in either case, in the Unutilized Commitment, (iii) may be repaid and, so long as no Default or Event of Default exists hereunder, reborrowed, at the option of the Company in accordance with the provisions hereof, and (iv) shall, in the aggregate at any time outstanding, not exceed the maximum total amount of the Commitment. There shall be no further Advances after the Maturity Date.

          SECTION 2.02 The Notes. The Loans shall be evidenced by Notes in favor of each Bank (individually a "Note" and collectively, the "Notes"), substantially in the form of: Exhibit 2.02 hereto.

          SECTION 2.03 Notice of Advance. Whenever the Company desires an Advance, it shall give written notice thereof (a "Notice of Advance") (or telephonic notice promptly confirmed in writing) to the Agent in the case of an Alternate Base Rate Advance, not later than 10:00 a.m. (Houston, Texas time) on the date of such Advance and in the case of a Eurodollar Rate Advance, not later than 11:00 a.m. (Houston, Texas time) three Business Days prior to the date of such Advance. Each Notice of Advance shall be irrevocable and shall be in the form of Exhibit 2.03 hereto, specifying (i) the aggregate principal amount of the Advance to be made, (ii) the date of such Advance (which shall be a Business
Day), (iii) the Type of Advance, and (iv) if the proposed Advance is to be a Eurodollar Rate Advance, the initial Interest Period to be applicable thereto.

The Agent shall promptly give the Banks written notice or telephonic notice (promptly confirmed in writing) of each proposed Advance, of each Bank's proportionate share thereof and of the other matters covered by each Notice of Advance.

          SECTION 2.04 Disbursement of Funds for Loans. No later than 1:00 p.m. (Houston, Texas time) on any Advance Date for Loans, each Bank shall make available its pro rata portion of the amount of such Advance in U.S. dollars and in immediately available funds at the Payment Office. At such time, the Agent shall credit the amounts so received to the general deposit account of the Company maintained with the Agent in immediately available funds.

Unless the Agent shall have been notified by any Bank prior to disbursement of the Advance by the Agent that such Bank does not intend to make available to the Agent such Bank's portion of the Advance to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such Advance Date and the Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank and the Agent has made available same to the Company, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Company, and the Company shall pay such corresponding amount to the Agent within two (2) Business Days after demand therefor. The Agent shall also be entitled to recover from such Bank or the Company, as the case may be, interest on such corresponding amount from the date such corresponding amount was made available by the Agent to the Company to the date such corresponding amount is recovered by the Agent, at a rate per annum equal to the Alternate Base Rate or the Eurodollar Rate plus the applicable Margin, as appropriate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Company may have against any Bank as a result of any default by such Bank hereunder. No failure of any Bank hereunder shall relieve any other Bank of its obligations.

          SECTION 2.05 Conversions and Continuances. The Company shall have the option to convert or continue on any Business Day all or a portion of the outstanding principal amount of one Type of Advance into another Type of Advance, provided, no Advances may be converted into or continued as Eurodollar Rate Advances if a Default or Event of Default is in existence on the date of the conversion. Any continuation of an Advance as the same Type of Advance in the same amount shall be effected by the Company giving notice to the Agent, in writing, or by telephone promptly confirmed in writing, of its intention to continue such Advance as an Advance of the same Type. Each such conversion shall be effected by the Company giving the Agent written notice (each a "Notice of Conversion"), substantially in the form of Exhibit 2.05 hereto, prior to 11:00 a.m. (Houston, Texas time) at least (a) three (3) Business Days prior to the date of such conversion in the case of conversion into or continuance as Eurodollar Rate Advances and (b) prior to 10:00 a.m. (Houston, Texas time) one Business Day prior to the date of conversion in the case of a conversion into Alternate Base Rate Advances, specifying each Advance (or portions thereof) to be so converted and, if to be converted into or continued as Eurodollar Rate Advances, the Interest Period to be initially applicable thereto. The Agent shall thereafter promptly notify each Bank of such Notice of Conversion.

          SECTION 2.06 Voluntary Prepayments. The Company shall have the right to voluntarily prepay the Loans in whole or in part at any time on the following terms and conditions: no Eurodollar Rate Advance may be prepaid prior to the last day of its Interest Period unless, simultaneously therewith, the Company pays to the Agent for the benefit of the Banks all sums necessary to compensate the Banks for all reasonable costs and expenses actually incurred by the Banks as a result of such prepayment (excluding loss of anticipated profits), as reasonably determined by the Banks, including but not limited to those costs described in Section 2.15 hereof; and each prepayment pursuant to this section shall be applied first, to the payment of accrued and unpaid interest, and then, to the outstanding principal, pro-rata, on all such scheduled principal payments thereafter coming due on said Loans.

          SECTION 2.07 Mandatory Repayments. The Company shall repay Loans on any day on which the aggregate outstanding principal amount of the Loans exceeds the Total Commitment in the amount of such excess. The aggregate amount under the Notes (and all accrued, unpaid interest) shall be due and payable, and the Total Commitment shall terminate, on the Maturity Date.

          SECTION 2.08 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement due from the Company shall be made to the Agent for the benefit of the Banks not later than 1:00 p.m. (Houston, Texas time) on the date when due and shall be made in lawful money of the United States in immediately available funds at the Payment Office.

          SECTION 2.09 Pro Rata Advances. All Advances under this Agreement shall be incurred from the Banks pro rata, on the basis of their respective Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its commitments hereunder.

          SECTION 2.10 Interest. (a) Subject to Section 11.08, the Company shall pay interest on the total outstanding principal balance of all Alternate Base Rate Advances from the date of each respective Advance to maturity of said Loan (whether by acceleration or otherwise) at a rate per annum which shall at all times be equal to the lesser of (i) the Highest Lawful Rate and (ii) the Alternate Base Rate in effect from time to time plus the Margin for Alternate Base Rate Advances, which Margin shall be adjusted on the first day of each Margin Period. If the Alternate Base Rate is based on the Prime Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. If the Alternate Base Rate is based on the Federal Funds Effective Rate, interest shall be computed on the basis of the actual number of days elapsed over a year of 360 days.

          (b) Subject to Section 11.08, the Company shall pay interest on the total outstanding principal balance of all Eurodollar Rate Advances under all of the Loans from the date of each respective Advance to maturity of said Loan (whether by acceleration or otherwise) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) which shall, during each Interest Period applicable thereto, be equal to the lesser of (i) the Highest Lawful Rate and (ii) the applicable Eurodollar Rate for such Interest Period plus the Margin for Eurodollar Rate Advances. The applicable Eurodollar Rate shall be fixed for each Interest Period and shall not change during said Interest Period nor shall the applicable Margin, which is added to said Eurodollar Rate to determine the total interest payable to the Banks, be adjusted, until the first day of each Interest Period that begins after the effective date of the new Margin Period.

          (c) Subject to Section 11.08, overdue principal and, to the extent permitted by law, overdue interest in respect of any Advance and all other overdue amounts owing hereunder shall bear interest for each day that such amounts are overdue at a rate per annum equal to the Default Rate.

          (d) Interest on each Advance shall accrue from and including the date of such Advance to but excluding the date of any repayment thereof and shall be payable in arrears (i) in respect of Eurodollar Rate Advances (A) on the last day of the Interest Period (as defined below) applicable thereto and on each Designated Payment Date during any Interest Period in excess of three (3) months and (B) on the date of any voluntary or mandatory repayment or any conversion or continuance, (ii) in respect of Alternate Base Rate Advances (A) on each Designated Payment Date commencing November 30, 1997, and (B) on the date of any voluntary or mandatory repayment of such Advances on the principal amount repaid and (iii) in respect of each Advance, at maturity (whether by acceleration or otherwise) and, after maturity, on demand.

          (e) The Agent, upon determining the Eurodollar Rate for any Interest Period, shall notify the Company thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto. In addition, prior to the due date for the payment of interest on any Advances set forth in the immediately preceding paragraph, the Agent shall notify the Company of the amount of interest due by the Company on all outstanding Advances on the applicable due date, but any failure of the Agent to so notify the Company shall not reduce the Company's liability for the amount owed.

          (f) So long as any Bank shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities and, as a result, the cost to such Bank is increased above the level it would be but for such requirement, then such Bank may require the Company to pay to the Agent for the account of such Bank, additional interest on the unpaid principal amount of each such Eurodollar Rate Advance, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times during the Interest Period for such Advance to the lesser of (i) the Highest Lawful Rate and (ii) the remainder obtained by subtracting (A) the Eurodollar Rate for such Interest Period from (B) the rate obtained by dividing such Eurodollar Rate referred to in clause (A) above by that percentage equal to 100% minus the Reserve Percentage of such Bank for such Interest Period. Such additional interest shall be determined by such Bank as incurred and shall be payable upon demand therefor by the Bank to the Company. Each determination by such Bank of additional interest due under this Section shall be conclusive and binding for all purposes in the absence of manifest error if such determination is made on a reasonable basis.

          SECTION  2.11   Interest Periods.   (a) At the time the Company gives
any Notice of Advance or Notice of Conversion or provides notice of its intent to continue a loan as the same Type in respect of the making of, or conversion into, a Eurodollar Rate Advance, the Company shall have the right to elect, by giving the Agent on the dates and at the times specified in Section 2.03 or
Section 2.05, as the case may be, notice of the interest period (each an "Interest Period") applicable to such Eurodollar Rate Advance, which Interest Period shall be either a one, two, three or six month period; provided, that:

            (i) the initial Interest Period for any Eurodollar Rate Advance shall commence on the date of such Eurodollar Rate Advance (including the date of any conversion thereto or continuance thereof pursuant to Section 2.05); each Interest Period occurring thereafter in respect of such Eurodollar Rate Advance shall commence on the expiration date of the immediately preceding Interest Period;

            (ii) if any Interest Period relating to a Eurodollar Rate Advance begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided, that if there are no more Business Days in that month, the Interest Period shall expire on the preceding Business Day;

            (iv) no Interest Period for Advances shall extend beyond the applicable Maturity Date; and

            (v) the Company shall be entitled to have a maximum of nine (9) separate Eurodollar Rate Advances hereunder for all Loans outstanding at any one time.

          (b) If, upon the expiration of any Interest Period applicable to a Eurodollar Rate Advance, the Company has failed to elect a new Interest Period to be applicable to such Advance as provided above, the Company shall be deemed to have elected to convert such Advance into an Alternate Base Rate Advance effective as of the expiration date of such current Interest Period.

          SECTION 2.12 Interest Rate Not Ascertainable. In the event that the Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Eurodollar Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the Eurodollar interbank market adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate, then, and in any such event, the Agent shall forthwith give notice to the Company and to the Banks of such determination. Until the Agent notifies the Company that the circumstances giving rise to the suspension described herein no longer exist, the obligations of the Banks to make Eurodollar Rate Advances shall be suspended.

          SECTION 2.13 Legality. (a) Notwithstanding anything to the contrary herein contained, if any law or regulation or the interpretation thereof by any governmental authority charged with the administration or interpretation thereof makes it unlawful for any Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Rate Advance or to give effect to its obligations as contemplated hereby, then, by prompt written notice to the Company, such Bank may:

            (i) declare that Eurodollar Rate Advances will not thereafter be made by such Bank hereunder, whereupon the right of the Company to receive Eurodollar Rate Advances from such Bank hereunder shall be suspended until such declaration is subsequently withdrawn, provided, such request for a Eurodollar Rate Advance shall be automatically converted (as to such Bank) into a request for an Alternate Base Rate Advance and the affected Bank or Banks shall respond thereto as provided herein; and

            (ii) require that all outstanding Eurodollar Rate Advances made by such Bank be converted to Alternate Base Rate Advances, in which event
       (A) all such Eurodollar Rate Advances shall be automatically converted to Alternate Base Rate Advances as of the effective date of such notice as provided in paragraph (b) below if required by applicable law or regulation, or if not so required, at the end of the current Interest Period and (B) all payments and prepayments of principal which would otherwise have been applied to repay the converted Eurodollar Rate Advances shall instead be applied to repay the Alternate Base Rate Advances resulting from the conversion of such Eurodollar Rate Advances.

          (b) For purposes of this Section, a notice to the Company by the Agent pursuant to paragraph (a) above shall be effective on the date of receipt thereof by the Company.

          SECTION 2.14 Increased Costs, Taxes or Capital Adequacy Requirements. (a) If any applicable law or regulation or compliance by any Bank with any applicable guideline or request by any central bank or governmental authority having jurisdiction over such Bank (whether or not having the force of law)

            (i) shall change the basis of taxation of payments to such Bank of the principal of or interest on any Eurodollar Rate Advance made by such Bank or any other fees or amounts payable hereunder with respect to Eurodollar Rate Advances (other than taxes imposed on the overall net income of such Bank or its Applicable Lending Office or franchise taxes imposed upon it by the jurisdiction in which such Bank or its Applicable Lending Office has an office),

            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement with respect to Eurodollar Rate Advances against assets of, deposits with or for the account of, or credit extended by, such Bank (without duplication of any amounts paid pursuant to Section 2.10(g)) or

            (iii) shall impose on such Bank any other condition affecting this Agreement with respect to Eurodollar Rate Advances or any Eurodollar Rate Advance made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Rate Advance or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material,

            (iv) then the Company shall pay to such Bank such additional amount as will compensate it for such increase or reduction within ten (10) days after notice thereof pursuant to Section 2.14(c).

          (b) If any Bank shall have determined in good faith that any law, rule, regulation or guideline regarding capital adequacy, or any interpretation or administration thereof of any such authority, central bank or comparable agency has or would have the effect of reducing the rate of return on the capital of such Bank as a consequence of, or with reference to, such Bank's obligations to lend hereunder to a level below that which it could have achieved but for such adoption, change or compliance by an amount deemed by such Bank to be material, then, from time to time, the Company shall pay to the Agent for the benefit of such Bank such additional amount as will reasonably compensate it for such reduction within ten (10) days after notice thereof pursuant to Section 2.14(c).

          (c) Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle it to compensation pursuant to this Section, as promptly as practicable after it becomes aware thereof and determines to request compensation and in any case, within 180 days after becoming aware thereof. A certificate setting forth in reasonable detail the amount necessary to compensate the Bank in question as specified in paragraph (a) or (b) above, as the case may be, and the calculation of such amount shall be delivered to the Company and shall be conclusive absent manifest error if such determination is made on a reasonable basis. The Company shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within ten (10) days after its receipt of the same. The failure on the part of any Bank to demand increased compensation with respect to any Interest Period shall not constitute a waiver of the right to demand compensation thereafter within the 180 day time limit set forth above. Each Bank agrees, to the extent it may lawfully do so without incurring additional costs, to use its best efforts to minimize costs arising under this section by designating another lending office for the Loans affected, provided no Bank shall be required to do so.

          (d) Any notice given pursuant to this Section 2.14 shall be deemed to contain a representation by the Bank issuing such notice that the increased costs and charges are common to substantially all of the loan customers of such Bank and are not unique to the Company.

          SECTION 2.15 Eurodollar Advance Prepayment and Default Penalties. Subject to Section 11.08, the Company shall indemnify each Bank against any loss or expense (excluding loss of anticipated profits) which it may sustain or incur as a consequence of (a) an Advance of, or a conversion from or into, Eurodollar Rate Advances that does not occur on the date specified therefor in a Notice of Advance or Notice of Conversion, (b) any payment, prepayment or conversion of a Eurodollar Rate Advance required by any other provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period or (c) any default in the payment or prepayment of the principal amount of any Eurodollar Rate Advance or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise). Such loss or expense shall include an amount equal to the excess determined by each Bank of (i) its cost of obtaining the funds for the Advance being paid, prepaid or converted or not borrowed (based on the Eurodollar Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for the Advance which would have commenced on the date of such failure to borrow) over (ii) the amount of interest (as determined by each Bank) that would be realized in reemploying the funds so paid, prepaid or converted or not borrowed for such period or Interest Period, as the case may be. The Agent, on behalf of the Banks, will notify the Company of any loss or expense which will entitle the Banks to compensation pursuant to this Section, as promptly as possible after it becomes aware thereof, but failure to so notify shall not affect the Company's liability therefor. A certificate of any Bank setting forth any amount which it is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error if such determination is made on a reasonable basis. The Company shall pay to the Agent for the account of the Banks the amount shown as due on any certificate within ten (10) days after its receipt of the same. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section shall survive the termination of this Agreement and the assignment of any of the Notes.

          SECTION 2.16 Additional Costs, Taxes or Similar Requirements. Subject to the terms of Section 11.08, all payments by the Company to any Bank, shall be payable in full by the Company without any reduction or set off of any kind for any purpose and all costs and expenses incurred by any Bank, direct or indirect, shall be reimbursed by the Company. To the extent that any additional payments of any kind are required, any reductions to payments made to any Bank occur or may reasonably be expected to occur, any costs are incurred, any taxes (or the withholding thereof) are due to, or required by, any governmental or regulatory agency, foreign or domestic, state, federal, local, regional or national, based on any law, rule, regulation, guideline or similar provision, (other than taxes payable on the taxable income of any Bank to the United States of America or any state or local entity), or any similar items, all such payments and costs or reduced income shall be the responsibility of the Company. This provision shall be interpreted in the broadest possible terms to include any increased costs, payments or reduced income for any reason, including, but specifically not by way of limitation, due to taxes, capital adequacy provisions, reserve requirements, withholding obligations, costs due to the payment of any sums on a date other than the regularly scheduled date or for any other reason and the Company does hereby indemnify and hold harmless each Bank, for all such costs and does agree to pay same or cover any Bank's expenses or losses in regard to same. The Company shall immediately pay such sums to any Bank as are necessary to mitigate all such items. This obligation is in addition to all other obligations of the Company contained herein.

          SECTION 2.17 Tax Forms. With respect to any Bank or any entity that is or hereafter becomes a borrower which, in either case, is organized under the laws of a jurisdiction outside the United States, on the date of the initial Advance hereunder or on the date it becomes a party hereto, and from time to time thereafter if requested by the affected party hereto or the Agent, shall provide the Agent and the other parties hereto with the Prescribed Forms. Unless the party requesting them and the Agent have received such Prescribed Forms, the Agent if required by applicable law or regulation, may withhold taxes from payments under the Loan Documents at the applicable rate in the case of payments to or for any Bank organized under the laws of a jurisdiction outside the United States, provided the Company shall, unless otherwise directed in writing by the Agent, make all payments in full to the Agent without deducting any withholding or similar taxes.

          SECTION  2.18   Voluntary Reduction of Commitment.  Upon at least five
(5) Business Days' prior written notice, the Company shall have the right, without premium or penalty, to reduce ratably in part or terminate in whole the unused portions of the respective Commitments of the Banks provided that each partial reduction shall be in the aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof.

             SECTION 2.19 Fees. Subject to Section 11.08 hereof, the Company agrees to pay the following fees (the "Fees"):

          (a) The Company agrees to pay to the Agent for the ratable account of the Banks a commitment fee (the "Commitment Fee") for the period from and including the Execution Date to the Maturity Date calculated on the basis of a 360-day year and computed on the daily average of the Unutilized Commitment of each Bank at the rate for Commitment Fees set forth in the definition of Margin. Commitment Fees shall be due and payable in arrears on each Designated Payment Date commencing on the first such date following the Execution Date and on the Maturity Date.

          (b) The fees described in that one certain Fee Letter among the Company, the Agent and Chase Securities, Inc. dated September 27, 1997.

          (c) The Company shall pay to the Agent for the benefit of the Banks an annual fee (the "Letter of Credit Fee") in respect of each Letter of Credit issued hereunder equal to (y) the greater of (i) the then effective Eurodollar Margin multiplied by the face amount of such Letter of Credit or (ii) $500.00, plus (z) 0.125% multiplied by the face amount of such Letter of Credit, to be paid to the Issuing Bank. Such fees shall be payable quarterly in arrears, except for the 0.125% facing fee which shall be paid upon issuance of the Letter of Credit.

          SECTION 2.20 Extension of Maturity Date. Not less than 60 days and no more than 90 days prior to the Maturity Date then in effect, provided that no Event of Default shall have occurred and be continuing, the Company may request an extension of such Maturity Date by submitting to the Agent an Extension Request containing the information in respect of such extension specified in
Exhibit 2.20, which the Agent shall promptly furnish to each Bank. Each Bank shall, not less than 30 days and not more than 60 days prior to the Maturity Date then in effect, notify the Company and the Agent of its election (in its sole and absolute discretion) to extend or not extend the Maturity Date as requested in such Extension Request. Notwithstanding any provision of this Agreement to the contrary, any notice by any Bank of its willingness to extend the Maturity Date shall be revocable by such Bank in its sole and absolute discretion at any time prior to the date that is 30 days prior to the Maturity Date then in effect. If all Banks shall approve in writing the extension of the Maturity Date requested in such Extension Request, the Maturity Date shall automatically and without any further action by any Person be extended for the period specified in such Extension Request; provided that (i) each extension pursuant to this Section 2.20 shall be for a maximum of 364 days and (ii) the Maturity Date shall not be extended beyond the second anniversary of the original Maturity Date. If, not less than 30 days and not more than 60 days prior to the Maturity Date then in effect, all Banks shall not approve in writing the extension of the Maturity Date requested in an Extension Request, the Maturity Date shall not be extended pursuant to such Extension Request. The Agent shall promptly notify the Banks and the Company of any extension of the Maturity Date pursuant to this Section 2.20.

          SECTION 2.21 Replacement of Banks. If any Bank requests compensation under Section 2.10(f), 2.14 or 2.16 or if any Bank notifies the Company that it cannot fund certain Loans or is unable to deliver the Prescribed Forms, or if any Bank defaults in its obligation to fund Advances hereunder, then the Company may, at its sole expense and effort, upon notice to such Bank and the Agent, require such Bank to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 11.10), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided that (i) the Company shall have received the prior written consent of the Agent, which consent shall not unreasonably be withheld, (ii) such Bank shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.10(f), 2.14 or 2.16, such assignment will result in a reduction in such compensation. A Bank shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Bank or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

                                  ARTICLE III
                               LETTERS OF CREDIT
                               -----------------

          SECTION 3.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Issuing Bank agrees that it will, at any time and from time to time on or after the Execution Date and prior to the Maturity Date, promptly following its receipt of a Letter of Credit Request and application for Letter of Credit, issue for the account of the Company or any of the Guarantors and in support of the obligations of the Company or any of its Subsidiaries, one or more irrevocable letters of credit (all such letters of credit together with the Existing Letters of Credit collectively, the "Letters of Credit"), up to a maximum amount outstanding at any one time for all Letters of Credit and Existing Letters of Credit equal to $5,000,000.00, provided that the Issuing Bank shall not issue any Letter of Credit if at the time of such issuance: (i) the stated amount of such Letter of Credit is greater than an amount which, when added to all other Letters of Credit outstanding and all other Advances under the Notes then outstanding, would exceed the Total Commitment; or (ii) the expiry date or, in the case of any Letter of Credit containing an expiry date that is extendible at the option of the Issuing Bank, the initial expiry date of such Letter of Credit is a date that is later than the Maturity Date, unless such Letter of Credit is secured by cash.

          (b) The Issuing Bank shall neither renew nor permit the renewal of any Letter of Credit if any of the conditions precedent to such renewal set forth in
Section 4.02 are not satisfied or, after giving effect to such renewal, the expiry date of such Letter of Credit would be a date that is later than twelve months after the Maturity Date.

          (c) The Company, the Agent and the Banks acknowledge that TCB, has issued, for the account of the Company, the Existing Letters of Credit. Upon the Execution Date, the Letters of Credit outstanding shall be that amount equal to the aggregate stated amount of the Existing Letters of Credit, and the amount available for Loans and Letters of Credit under the Commitments shall be reduced by such amount so long as said Letters of Credit are outstanding and the amount available under each Bank's Commitment shall be reduced by such Bank's
percentage participation of such amount.   If the Company or any of the
Guarantors desires to extend the existing expiry date of any Existing Letter of Credit, or request a substitute letter of credit be issued for any reason in respect of any Existing Letter of Credit, the Company or any of the Guarantors shall submit to the Issuing Bank a Letter of Credit Request as provided in
Section 3.02(a).

          SECTION  3.02   Letters of Credit Requests.   (a) Whenever the Company
desires that a Letter of Credit be issued for its account or that the existing expiry date shall be extended, it shall deliver to the Issuing Bank (with copies to be sent to the Agent) in the case of a Letter of Credit to be issued, at least three (3) Business Days' prior written request therefor and in the case of the extension of the existing expiry date of any Letter of Credit, at least five days prior to the date on which the Issuing Bank must notify the beneficiary thereof that the Issuing Bank does not intend to extend such existing expiry date. Each such request shall be executed by the Company and shall be in the form of Exhibit 3.02 attached hereto (each a "Letter of Credit Request") and shall be accompanied by an application for Letter of Credit therefor, completed to the reasonable satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank or any Bank (through the Agent) may reasonably request. Each Letter of Credit shall be denominated in U.S. dollars, shall expire no later than the date specified in Section 3.01, shall not be in an amount greater than is permitted under clauses (i) or (ii) of Section 3.01(a) and shall be in such form as may be reasonably approved from time to time by the Issuing Bank and the Company.

          (b) The delivery of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such Letter of Credit may be issued in accordance with, and will not violate the requirements of this Agreement. Unless the Issuing Bank has received notice from any Bank before it issues the respective Letter of Credit or extends the existing expiry date of a Letter of Credit that one or more of the conditions specified in Article IV are not then satisfied, or that the issuance of such Letter of Credit would violate this Agreement, then the Issuing Bank may issue the requested Letter of Credit in accordance with the Issuing Bank's usual and customary practices. Upon its issuance of any Letter of Credit or the extension of the existing expiry date of any Letter of Credit, as the case may be, the Issuing Bank shall promptly notify the Company, the Agent and each Bank of such issuance or extension, which notice shall be accompanied by a copy of the Letter of Credit actually issued or a copy of any amendment extending the existing expiry date of any Letter of Credit, as the case may be.

          SECTION  3.03   Letter of Credit Participations.   (a) All Obligations
of the Company and the Guarantors with respect to all Existing Letters of Credit and all Letters of Credit issued subsequent hereto shall be deemed to have been sold and transferred by the Issuing Bank to each Bank, and each Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, (to the extent of such Bank's percentage participation in the Commitments) in each such Obligation, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement and the other Loan Documents with respect thereto, and any security therefor or guaranty pertaining thereto including the Guaranty.

          (b) The Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit.

          (c) In the event that the Issuing Bank makes any payment under any Letter of Credit, the same shall be considered an Alternate Base Rate Advance without further action by any Person. The Issuing Bank shall promptly notify the Agent, which shall promptly notify each Bank thereof. Each Bank shall immediately pay to the Agent for the account of the Issuing Bank the amount of such Bank's percentage participation of such Advance. If any Bank shall not have so made its percentage participation available to the Agent, such Bank agrees to pay interest thereon, for each day from such date until the date such amount is paid at the lesser of the Federal Funds Effective Rate and the Highest Lawful Rate.

          (d) The Issuing Bank shall not be liable for, and the obligations of the Company and the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Letters of Credit shall not be subject to, any qualification or exception whatsoever, including any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Company may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit, the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; or

            (v) the occurrence of any Default or Event of Default.

          (e) The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE ISSUING BANK, ITS OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS SHALL BE INDEMNIFIED AND HELD HARMLESS FROM ANY ACTION TAKEN OR OMITTED BY SUCH PERSON UNDER OR IN CONNECTION WITH ANY LETTER OF CREDIT OR ANY RELATED DRAFT OR DOCUMENT ARISING OUT OF OR RESULTING FROM SUCH PERSON'S SOLE OR CONTRIBUTORY NEGLIGENCE. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500 (and any subsequent revisions thereof approved by a Congress of the International Chamber of Commerce and adhered to by the Issuing Bank) and, to the extent not inconsistent therewith, the Uniform Commercial Code of the State of Texas, shall not result in any liability of the Issuing Bank to the Company.

          SECTION 3.04 Increased Costs. (a) Notwithstanding any other provision herein, but subject to Section 11.08, if any Bank shall have determined in good faith that any law, rule, regulation or guideline or the application or effectiveness of any applicable law or regulation or any change in applicable law or regulation or any change after the Execution Date in the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) either shall impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued, or participated in, by any Bank or shall impose on any Bank any other conditions affecting this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to any Bank of issuing, maintaining or participating in any Letter of Credit, or reduce the amount received or receivable by any Bank hereunder with respect to Letters of Credit, by an amount deemed by such Bank to be material, then, from time to time, the Company shall pay to the Agent for the account of such Bank such additional amount or amounts as will reasonably compensate such Bank for such increased cost or reduction by such Bank.

          (b) Each Bank will notify the Company through the Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to subsection (a) above, as promptly as practicable. A certificate of a Bank setting forth in reasonable detail such amount or amounts as shall be necessary to compensate such Bank as specified in subsection (a) above may be delivered to the Company (with a copy to the Agent) and shall be conclusive absent manifest error. The Company shall pay to the Agent for the account of such Bank the amount shown as due on any such certificate within 30 days after its receipt of the same. No Bank shall be entitled to recover any costs pursuant to this Section 3.04(b) incurred more than 180 days prior to such Bank's giving notice to the Company for reimbursement thereof.

          SECTION 3.05 Conflict between Applications and Agreement. To the extent that any provision of any application for Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall control.


                                  ARTICLE IV
                             CONDITIONS PRECEDENT
                             --------------------

          SECTION 4.01 Conditions Precedent to the Initial Advance. The obligation of each Bank to make its initial Advance to the Company is subject to the occurrence of or receipt by the Agent of the following, all in form and substance satisfactory to the Agent, and, where relevant, executed by all appropriate parties:

            (a) this Agreement (which includes the Guaranty);

            (b)  one Note for each Bank;

            (c) Landlord's lien waivers as required by the Agent in respect of all leased property;

          (d) evidence satisfactory to the Agent that the Company has successfully completed an initial public offering of the common stock received net proceeds therefrom of not less than $90,000,000.00 and used said proceeds to repay substantially all of the current outstanding debt of the Company except Indebtedness permitted by Section 7.03;

          (e) evidence satisfactory to the Agent that the Company has acquired the Offering Acquisition Companies, substantially in accordance with the terms previously disclosed in the Registration Statement;

          (f) each of the following security documents (the "Security Documents") granting a first and prior (except for Liens permitted under Section 7.04) Lien or security interest on the Collateral to the Agent for the benefit of itself and the Banks as security for the Obligations, substantially in the form of Exhibits 4.01(f)(i) and (ii) hereto, or in the case of real estate collateral, in a form reasonably requested by the Agent.

            (i) Security Agreements covering substantially all of the accounts and inventory of the Company and each of its Material Subsidiaries (except as set forth in such Security Agreement or other Security Documents which exclusions have been agreed to by the Majority Banks), accompanied by all documents, instruments and other items necessary to obtain and perfect a Lien thereon;

            (ii) Pledge Agreements pledging to the Agent all stock of the Company in any of the domestic Subsidiaries or Affiliates and 65% of all foreign Subsidiaries accompanied by original stock certificates evidencing such shares and executed stock powers for such certificates;

            Failure of the Agent to request the information contained in this paragraph prior to the Execution Date shall not preclude it from requesting such information at any time thereafter, in its sole discretion, during the time the Loan is outstanding; and

            (iii) UCC-1 and UCC-3 Financing Statements and other documents or instruments necessary to perfect the Liens granted in the Security Documents.

            (g) A Notice of Advance with respect to the initial Advance meeting the requirements of Section 2.03(a);

          (h) a certificate of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and complete copies of each of the articles or certificate of incorporation, as amended and in effect of the Company and each of the Guarantors, the bylaws, as amended and in effect, of the Company and each of the Guarantors and the resolutions adopted by the Board of Directors of the Company and each of the Guarantors (A) authorizing the execution, delivery and performance by the Company and each of its Subsidiaries of this Agreement and the other Loan Documents to which it is or will be a party and, in the case of the Company, the Advances to be made hereunder, (B) approving the forms of the Loan Documents to which it is or will be a party and which will be delivered at or prior to the date of the initial Advance and (C) authorizing officers of the Company and each of its Subsidiaries to execute and deliver the Loan Documents to which it is or will be a party and any related documents, including, any agreement contemplated by this Agreement, and (ii) the incumbency and specimen signatures of the officers of the Company and each of its Subsidiaries executing any documents on its behalf.

          (i) a certificate of the President, Chief Financial Officer or Treasurer of the Company certifying that there has been no change in the businesses or financial condition of the Company which could reasonably be expected to have a Material Adverse Effect since September 30, 1997.

          (j) (i) a favorable, signed opinion addressed to the Agent and the Banks from Bracewell & Patterson, L.L.P., counsel to the Company and the Guarantors, substantially in the form set forth as Exhibit 4.01(j)(i), and (ii) from Randolph W. Bryant, General Counsel to the Company substantially in the form of Exhibit 4.01(j)(ii).

          (k) the payment to the Agent and the Banks of all reasonable fees and expenses agreed upon by such parties to be paid on the Execution Date;

          (l) certificates of appropriate public officials as to the existence, good standing and qualification to do business as a foreign corporation, as applicable, of the Company and its Material Subsidiaries in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualifications and where the failure to so qualify would have a Material Adverse Effect;

            (m) certificates of insurance as contemplated by Section 6.03(a);

          (n) UCC searches and other title information reasonably requested by the Agent on the Company and each of its Material Subsidiaries.

          (o) evidence satisfactory to the Agent of the termination of all obligations of the Banks and the repayment of sums owing to the Banks under the Prior Credit Agreement.

          The acceptance of the benefits of the initial Credit Event shall constitute a representation and warranty by the Company to the Agent and each of the Banks that, to the best of its knowledge, all of the conditions specified in this Section above shall have been satisfied or waived as of that time.

          SECTION 4.02 Conditions Precedent to All Credit Events. The obligation of the Banks to make any Advance, including, without limitation, the initial Advance, is subject to the further conditions precedent that on the date of such Credit Event:

          (a) The representations and warranties set forth in Article V shall be true and correct in all material respects as of, and as if such representations and warranties were made on, the date of the proposed Advance (unless such representation and warranty expressly relates to an earlier date or is no longer true and correct solely as a result of transactions permitted by the Loan Documents), and the Company shall be deemed to have certified to the Agent and the Banks that such representations and warranties are true and correct in all material respects by submitting a Notice of Advance.

            (b) The Company shall have complied with the provisions of Section
2.03 hereof.

            (c) No Default or Event of Default shall have occurred and be continuing or would result from such Credit Event.

          (d) No Material Adverse Effect shall have occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since the delivery of the most recent financial statements delivered pursuant to Section 6.01(b).

          (e) the Agent shall have received the most recent unqualified report and opinion on the Company's financial statements issued by KPMG Peat Marwick LLP, or other independent certified public accountant of recognized national standing.

          (f) Except for any foreign Subsidiaries, all Persons that have become Material Subsidiaries subsequent to the Execution Date shall have executed this Agreement.

          (g) The Agent shall have received such other approvals, opinions and documents as the Agent or the Banks may reasonably request.

          The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Company to the Agent and each of the Banks that all of the conditions specified in this Section above exist as of that time.

          SECTION 4.03 Delivery of Documents. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article IV, unless otherwise specified, shall be delivered to the Agent for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be reasonably satisfactory in form and substance to the Banks.

                                   ARTICLE V
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

          In order to induce the Banks to enter into this Agreement and to make the Advances provided for herein, the Company, as to itself and each of its Subsidiaries, makes, on or as of the occurrence of each Credit Event (except to the extent such representations or warranties relate to an earlier date or are no longer true and correct in all material respects solely as a result of transactions not prohibited by the Loan Documents), the following representations and warranties to the Agent and the Banks:

          SECTION 5.01 Organization and Qualification. Each of the Company and its Material Subsidiaries (a) is duly formed or organized, validly existing and is in good standing under the laws of the state of its organization, (b) has the power to own its property and to carry on its business as now conducted, except where the failure to do so would not have a Material Adverse Effect and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would have a Material Adverse Effect.

          SECTION 5.02 Authorization and Validity. Each of the Company and its Subsidiaries has the corporate power and authority to execute, deliver and perform its obligations hereunder and under the other Loan Documents to which it is a party and all such action has been duly authorized by all necessary corporate proceedings on its part. Each Loan Document to which the Company or any of its Subsidiaries is a party have been duly and validly executed and delivered by such Person and constitute a valid and legally binding agreement of such Person enforceable in accordance with the respective terms thereof, except, in each case, as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity regardless of whether such enforceability is a proceeding in equity or at law.

          SECTION 5.03 Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution or delivery by the Company or any Subsidiary of any Loan Document.

          SECTION 5.04 Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any restriction which would reasonably be expected to have a Material Adverse Effect. As of the Execution Date, all agreements of the Company relating to the lending of money or the issuance of letters of credit by any party are described hereto on Schedule 5.04. Neither the execution nor delivery of the Loan Documents nor compliance with the terms and provisions hereof or thereof will be contrary to the provisions of, or constitute a default under,
(a) the charter or bylaws of the Company or any Material Subsidiary or (b) any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality that is applicable to the Company or any Material Subsidiary or
(c) any material
agreement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject.

          SECTION 5.05 Title to Assets. Each of the Company and its Material Subsidiaries has good title to all material personal property and good and indefeasible title to all material real property as reflected on the books and records of the Company or any of its Material Subsidiaries as being owned by them, except for properties disposed of in the ordinary course of business, subject to no Liens, except those permitted hereunder, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. All of such assets have been and are being maintained by the appropriate Person in good working condition in accordance with industry standards, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06 Litigation. No proceedings against the Company or any Subsidiary are pending or, to the knowledge of the Company, threatened before any court or governmental agency or department which involve a reasonable material risk of having a Material Adverse Effect except those listed on
Schedule 5.06 hereof.

          SECTION 5.07 Financial Statements. Prior to the Execution Date, the Company has furnished to the Banks its audited consolidated balance sheet as of February 28, 1997 and audited consolidated income statement and statement of cash flows for the twelve (12) months ended February 28, 1997, and the unaudited balance sheet and consolidated income statement and statements of cash flow for the period from March 1, 1997 through September 30, 1997 (such financials, the "Financials"). The Financials have been prepared in conformity with GAAP consistently applied (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly, in all material respects, the consolidated financial condition of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations for the periods then ended. As of the Execution Date, no Material Adverse Effect has occurred in the consolidated financial condition of the Company and its consolidated Subsidiaries since the date of said Financials.

          SECTION 5.08 Default. Neither the Company nor any Subsidiary is in default under any material provisions of any instrument evidencing any Indebtedness or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, injunction or decree of any governmental instrumentality, in each case in such manner as to cause a Material Adverse Effect.

          SECTION 5.09 Investment Company Act. Neither the Company nor any Subsidiary is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

          SECTION 5.10 Public Utility Holding Company Act. Neither the Company nor any Subsidiary is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of the Company's or such Subsidiary's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          SECTION 5.11 ERISA. No accumulated funding deficiency (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, exists or is expected to be incurred with respect to any Plan. No liability to the PBGC (other than required premium payments) has been or is expected by the Company to be incurred with respect to any Plan by the Company or any ERISA Affiliate. Neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA with respect to any Multi-Employer Plans.

          SECTION 5.12 Tax Returns and Payments. Each of the Company and its Subsidiaries has filed all federal income tax returns and other tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and has paid or deposited or made adequate provision, in accordance with GAAP for the payment of all taxes (including estimated taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for such taxes as are being contested in good faith and by appropriate proceedings, except, in each such case, where such failure could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.13 Environmental Matters. Each of the Company and its Subsidiaries (a) possesses all environmental, health and safety licenses, permits, authorizations, registrations, approvals and similar rights necessary under law or otherwise for the Company or such Subsidiary to conduct its operations as now being conducted (other than those with respect to which the failure to possess or maintain would not, individually or in the aggregate for the Company and such Subsidiaries, reasonably be expected to have a Material Adverse Effect) and (b) each of such licenses, permits, authorizations, registrations, approvals and similar rights is valid and subsisting, in full force and effect and enforceable by the Company or such Subsidiary, and each of the Company and its Subsidiaries is in compliance with all effective terms, conditions or other provisions of such permits, authorizations, registrations, approvals and similar rights except for such failure or noncompliance that, individually or in the aggregate for the Company and such Subsidiaries, would not reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 5.13, neither the Company nor any of its Subsidiaries has received any notices of any violation of, noncompliance with, or remedial obligation under, Requirements of Environmental Laws (which violation or non-compliance has not been cured), and there are no writs, injunctions, decrees, orders or judgments outstanding, or lawsuits, claims, proceedings, investigations or inquiries pending or, to the knowledge of the Company or any Subsidiary, threatened, relating to the ownership, use, condition, maintenance or operation of, or conduct of business related to, any property owned, leased or operated by the Company or such Subsidiary or other assets of the Company or such Subsidiary, other than those violations, instances of noncompliance, obligations, writs, injunctions, decrees, orders, judgments, lawsuits, claims, proceedings, investigations or inquiries that, individually or in the aggregate for the Company and such Subsidiaries, would not have a Material Adverse Effect. Except as disclosed on Schedule 5.13, there are no material obligations, undertakings or liabilities arising out of or relating to Environmental Laws to which the Company or any of its Subsidiaries has agreed, assumed or retained, or, to the knowledge of the Company, by which the Company or any of its Subsidiaries is adversely affected, by contract or otherwise and, further, except as disclosed on Schedule 5.13, neither the Company nor any of its Subsidiaries has received a written notice or claim to the effect that the Company or any of its Subsidiaries is or may be liable to any other Person as the result of a Release or threatened Release of a Hazardous Material which, in either case, could reasonably be expected to have a Material Adverse Effect.

             SECTION 5.14 Purpose of Loans. (a) The proceeds of the Loan will be used for general corporate purposes.

          (b) None of the proceeds of any Advance will be used directly or indirectly for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock.

          (c) Use of Proceeds. Neither the Company nor any affiliate of the Borrower, shall use any portion of the proceeds of the Loans nor have any Letter of Credit issued, either directly or indirectly, for the purposes of (i) purchasing any securities underwritten by ABN AMRO Chicago Corporation ("AACC"), an affiliate of one of the Banks, (ii) purchasing from AACC any securities in which AACC makes a market, or (iii) refinancing or making payments of principal, interest or dividends on any securities issued by the Company or any affiliate of the Company, and underwritten or dealt in by AACC.

          SECTION 5.15 Franchises and Other Rights. The Company and each of its Subsidiaries has all franchises, permits, licenses, patents, trademarks and other intangible assets or authority as are necessary to enable them to carry on their respective businesses as now being conducted and is not in default in respect thereof where the absence of such or any such default could reasonably be expected to have a Material Adverse Effect.

          SECTION  5.16   Subsidiaries and Assets.  The Subsidiaries listed on
Schedule 5.16 are all of the Subsidiaries of the Company as of the Execution Date and the address given for such Subsidiaries is the correct mailing address as of the Execution Date.

          SECTION 5.17 Solvency. After giving effect to the initial Advance hereunder and all other Indebtedness of the Company existing at the time of such Advance, the Company and its Subsidiaries, viewed as a consolidated entity, will have at such time(a) capital sufficient to carry on their businesses and transactions and (b) assets, the fair market value of which exceeds their consolidated liabilities (as reflected on the Financials or on the financial statements most recently delivered to the Banks).

                                  ARTICLE VI
                             AFFIRMATIVE COVENANTS
                             ---------------------

          The Company, as to itself and each of its Subsidiaries, covenants and agrees that on and after the date hereof until the Notes have been paid in full and the Commitments have terminated:

            SECTION 6.01 Information Covenants. The Company will furnish to each Bank:

          (a) As soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter, the consolidated and, if requested by the Agent, the consolidating balance sheet of the Company and its Subsidiaries as of the end of such period and the related consolidated and, if requested by the Agent, consolidating statements of income for such period and, in each case, also for the portion of the fiscal year ended at the end of such period, setting forth, in each case after the first anniversary of the Effective Date, comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or chief executive officer of the Company as fairly presenting in all material respects, the financial position of the Company and its Subsidiaries as of the end of such period and the results of their operations for the period then ended in accordance with GAAP, subject to changes resulting from normal year-end audit adjustments.

          (b) As soon as available, and in any event within one hundred twenty
(120) days after the close of each fiscal year of the Company, the audited consolidated and, if requested by the Agent, the unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated and, if requested by the Agent, consolidating statements of income, stockholders' equity and cash flows for such fiscal year, setting forth, in each case after the first anniversary of the Effective Date, comparative figures for the preceding fiscal year and certified by KPMG Peat Marwick LLP or other independent certified public accountants of recognized national standing, whose report shall be without limitation as to the scope of the audit and reasonably satisfactory in substance to the Banks.

            (c) Immediately after any Responsible Officer of the Company obtains verified knowledge thereof, notice of:

            (i) any material violation of, noncompliance with, or remedial obligations under, Requirements of Environmental Laws;

            (ii) any material Release or threatened material Release of Hazardous Materials affecting any property owned, leased or operated by the Company or any of its Subsidiaries;

            (iii) any event or condition which constitutes a Default or an Event of Default;

            (iv) any condition or event which, in the opinion of management of the Company, would reasonably be expected to have a Material Adverse Effect;

            (v) any Person having given any written notice to the Company or taken any other action with respect to a claimed material default or event under any material instrument or material agreement;

            (vi) the institution of any litigation which could reasonably be expected in the good faith judgment of the Company either to have a Material Adverse Effect or result in a final, non-appealable judgment or award in excess of $1,000,000.00 with respect to any single cause of action;

            (vii)  all ERISA notices required by Section 6.08; and

            (viii)  any sale of Assets other than as permitted hereby;

then, a notice of such event or condition will be delivered to each Bank specifying the nature and period of existence thereof and specifying the notice given or action taken by such Person and the nature of any such claimed default, event or condition and, in the case of an Event of Default or Default, what action has been taken, is being taken or is proposed to be taken with respect thereto.

          (d) At the time of the delivery of the quarterly and annual financial statements provided for in Sections 6.01(a) and 6.01(b), a certificate of a Responsible Officer to the effect that, to his knowledge, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the action that is being taken or that is proposed to be taken with respect thereto, which certificate shall set forth the calculations required to establish whether the Company was in compliance with the provisions of Sections 7.11 through 7.18 as at the end of such fiscal period or year, as the case may be.

            (e) Upon request by the Agent, a summary report (by Subsidiary) of all Accounts of the Company and its Subsidiaries.

          (f) Promptly following request by the Agent such environmental reports, studies and audits of the Company's procedures and policies, assets and operations in respect of Environmental Laws as the Agent may reasonably request.

          (g) Promptly upon receipt thereof, a copy of any report or letter submitted to the Company by its independent accountants in connection with any regular or special audit of the Company's records and simultaneously with the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Company sends to its stockholders, and copies of all regular, periodic or special reports, and all registration statements, in each case, which the

Company or any of its Subsidiaries files with the Securities and Exchange Commission or any other securities exchange or securities market.

          (h) Promptly following request by the Agent such financial projections, budgets and unaudited consolidating financial statements of the Company and its Subsidiaries as the Agent may reasonably request.

          (i) From time to time and with reasonable promptness, such other information or documents as the Agent or any Bank through the Agent may reasonably request.

          SECTION 6.02 Books, Records and Inspections. The Company will maintain, and will cause its Subsidiaries to maintain, the corporate books and financial records of the Company and its Subsidiaries and will permit, or cause to be permitted, any Person designated by any Bank or the Banks to visit and inspect any of the properties of the Company and its Subsidiaries, to examine such books and records and make copies thereof or extracts therefrom, audit its accounts, inventory and finances of any such corporations with the officers, employees and agents of the Company and its Subsidiaries and with their independent public accountants, all at such reasonable times and as often as the Agent or such Bank may request. Such inspections shall be at the expense of the Company if made annually and shall be at the expense of the Bank or Banks requiring same if made more often than annually.

          SECTION 6.03 Insurance and Maintenance of Properties. (a) Each of the Company and its Subsidiaries will keep reasonably adequately insured by financially sound and reputable insurers all of its material property, and against the interruption of its business, which is of a character, and in amounts and against such risks, usually and reasonably insured by similar Persons engaged in the same or similar businesses, including, without limitation, insurance against fire, casualty and any other hazards normally insured against, which policies shall name the Agent for the benefit of the Banks, as a loss payee. Each of the Company and its Subsidiaries will at all times maintain insurance against its liability for injury to Persons or property, which insurance shall be by financially sound and reputable insurers and in such amounts and form as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties and which shall name the Agent, for the benefit of the Banks, as an additional insured. The Company shall provide the Agent a listing of all such insurance and such other certificates and other evidence thereof, on or prior to the Execution Date hereof and annually thereafter. A listing of all presently existing policies of the Company and its Subsidiaries is attached hereto as Schedule 6.03.

          (b) Each of the Company and its Subsidiaries will cause all of its material properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all reasonably necessary repairs, renewals and replacements thereof, all as in the reasonable judgment of such Person may be reasonably necessary so that the business carried on in connection therewith may be properly conducted at all times, except where such failure could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.04 Payment of Taxes. Each of the Company and its Subsidiaries will pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, except for such amounts that are being contested in good faith and by appropriate proceedings, except where such failure could not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.05 Corporate Existence. Each of the Company and its Subsidiaries will do all things necessary to preserve and keep in full force and effect (a) the existence of the Company, and (b) unless the failure to do so would not reasonably be expected to have a Material Adverse Effect, the rights and franchises of each of the Company and its Subsidiaries.

          SECTION 6.06 Compliance with Statutes. Each of the Company and its Subsidiaries will comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.07 Material Privileges, Permits, Licenses and Other Rights. Each of the Company and its Subsidiaries will do all things necessary to preserve and keep in full force and effect all material privileges, permits, licenses and other rights necessary to conduct business as such business is currently conducted as of the Effective Date, except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.

          SECTION 6.08 ERISA. Immediately after any Responsible Officer of the Company or any of its Subsidiaries knows or has reason to know any of the following items are true the Company will deliver or cause to be delivered to the Banks a certificate of the chief financial officer of the Company setting forth details as to such occurrence and such action, if any, the Company or its ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Company or its ERISA Affiliate with respect thereto: (i) that a Reportable Event has occurred or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard; (ii) that a Multiemployer Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; (iii) that any required contribution to a Plan or Multiemployer Plan has not been or may not be timely made; (iv) that proceedings may be or have been instituted under Section 4069(a) of ERISA to impose liability on the Company or an ERISA Affiliate or under Section 4042 of ERISA to terminate a Plan or appoint a trustee to administer a Plan; (v) that the Company or any ERISA Affiliate has incurred or may incur any liability (including any contingent or secondary liability) on account of the termination of or withdrawal from a Plan or a

Multiemployer Plan; and (vi) that the Company or an ERISA Affiliate may be required to provide security to a Plan under Section 401(a)(29) of the Code.

          SECTION 6.09 Additional Subsidiaries. The Company will cause any Person that becomes a Material Subsidiary subsequent to the Execution Date to
(i) within thirty (30) Business Days after becoming a Subsidiary, to execute a Guaranty or a counterpart of this Agreement and deliver same to the Agent and to deliver the other Security Documents referenced in Section 4.01(f) and (ii) within thirty (30) days after becoming a Subsidiary, to deliver to the Agent, evidence satisfactory to the Agent, that all Indebtedness owing by such Subsidiary to any other Person has been paid in full and said Indebtedness has been canceled and all Liens securing such Indebtedness have been released, (except for Indebtedness and Liens permitted hereby) provided if said Subsidiary is not incorporated under the laws of the United States or one of its states or territories, no such guaranty or Security Documents will be required if the Company makes arrangements, satisfactory to the Agent, in its sole discretion, regarding restrictions on transfer of funds or other assets by the Company or any Subsidiary to said new foreign Subsidiary.

          SECTION 6.10 Acquisition Agreements. The Company shall provide the Agent with: (a) copies of all acquisition agreements relating to the acquisitions of Qualified Companies, upon request by the Agent, and (b) a specimen form of such acquisition agreement (the "Acquisition Agreements") on the Effective Date. A listing of each presently existing Acquisition Agreement is attached hereto as Schedule 6.10.

          SECTION 6.11 Material Contracts. (a) The Company and its Subsidiaries shall provide the Agent with copies of all material contracts (the "Material Contracts") as of the Effective Date. A listing of each such Material Contract is attached hereto as Schedule 6.11.

          (b) The Company and its Subsidiaries shall provide the Agent with an executed copy of each additional Material Contract entered into after the Effective Date, within ten (10) Business Days after such Material Contract is executed.

          SECTION 6.12 Employee Agreements. The Company and its Subsidiaries shall provide the Agent with copies of all agreements relating to the employees of the Company and its Subsidiaries, upon request by the Agent, including, but not limited to, all collective bargaining agreements, employment contracts, non-compete agreements, employee savings, employee retirement and employee benefit plans (the "Employee Agreements") as of the Effective Date. A listing of each such Employee Agreements is attached hereto as Schedule 6.12.

                                  ARTICLE VII
                              NEGATIVE COVENANTS
                              ------------------

          The Company covenants and agrees, as to itself and, except as otherwise provided herein, each of its Subsidiaries, that on and after the date hereof until the Notes have been paid in full and the Commitments have terminated:

          SECTION 7.01 Change in Business. The Company will not, and will not permit any of its Subsidiaries to, engage in any businesses not of the same general type as those conducted by the Company on the Execution Date, those conducted by a Qualified Company when acquired and businesses reasonably related thereto.

          SECTION 7.02 Consolidation, Merger or Sale of Assets. Except as previously disclosed to the Agent, the Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve their affairs, or agree to be acquired by any third party in any transaction of merger or consolidation in which the Company or such Subsidiary is not the sole surviving entity, or sell or otherwise dispose of all or any substantial part of their property or assets (including the capital stock of any Subsidiary) other than: (a) sales of inventory and surplus or obsolete assets in the ordinary course of business that do not prejudice the Banks in any material way, (b) dispositions of the stock of Subsidiaries to other wholly-owned Subsidiaries of the Company that have complied with Section 6.09, and (c) sales of assets with a value equal to or less than five percent (5%) of the Company's Consolidated Net Worth, provided the proceeds of such sale are used to acquire assets for use in the Company's business, or, at the option of the Company, to reduce the Obligations.

          SECTION  7.03   Indebtedness.   Neither the Company nor any Subsidiary
of the Company will create, incur, assume or permit to exist any Indebtedness of the Company or any Subsidiary except:

          (a) Indebtedness existing hereunder;

          (b) Indebtedness existing on the Execution Date and described in the Financials or, if not shown, listed on Schedule 7.03(b);

          (c) Indebtedness arising as a result of the endorsement in the ordinary course of business of negotiable instruments in the course of collection;

          (d) accounts payable and unsecured, current and long-term, liabilities (including accrued insurance related liabilities), not the result of indebtedness for borrowed money, to vendors, suppliers and other Persons for goods and services in the ordinary course of business;

          (e) agreements (including agreements of intent) to acquire any Person or assets issued by the Company or any of its Subsidiaries in anticipation of acquiring such Person or assets if such acquisition is not prohibited by this Agreement, including any ongoing, contingent payment obligations contained in such agreements;

          (f) Intercompany Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary and Indebtedness of the Company to any Subsidiary of the Company assuming same is subordinate to the Obligations in the manner provided in Section 8.05 hereof;

          (g) guarantees by the Company or any of its Subsidiaries of Indebtedness of any Subsidiary of the Company permitted to be incurred, created or existing pursuant to this Agreement, provided, that such guarantees are not directly secured by any Liens;

          (h) current and deferred taxes;

          (i) contingent liabilities under surety bonds or otherwise incurred in the ordinary course of business;

          (j) earn-out agreements that are a part of Investments allowed under
Section 7.05(d);

          (k) Other Indebtedness not in excess of five percent (5%) of Consolidated Net Worth in the aggregate at any time outstanding;

          (l) Indebtedness not to exceed two percent (2%) of Consolidated Net Worth at any time outstanding secured in accordance with clause (j) of the definition herein of Permitted Liens;

          (m) Indebtedness not to exceed $10,000,000.00, subordinated to the satisfaction of the Agent, owing to Sellers of Qualified Companies, in connection with the acquisition of said Qualified Company;

          (n) preferred stock issued on terms substantially similar to, or no less favorable to the Company than, those contained on Exhibit 7.03(n); and

          (o) liabilities incurred in connection with interest rate hedging and swap agreements, provided, same are entered into in connection with the day to day business operations of the Company and not for speculative purposes; and

          (p) renewals and extensions with the same lenders (in the same or lesser principal amount on similar terms and conditions) of any Indebtedness listed in subparagraphs (a) through (o) above.

          SECTION 7.04 Liens. Neither the Company nor any Subsidiary of the Company will create, incur, assume or suffer to exist any Lien upon or with respect to any of its property or assets of any kind whether now owned or hereafter acquired (nor will they covenant with any other Person not to grant such a Lien to the Agent on Collateral, except property secured or to be secured by a Lien permitted by this Agreement), except:

            (a) Liens existing on the Execution Date and listed on Schedule 7.04(a);

            (b) Liens securing currently secured Indebtedness permitted under
Section 7.03(b) or (m) above;

            (c)  Permitted Liens;

            (d) Liens created by the Loan Documents;

            (e) Other Liens securing obligations allowed pursuant to Section 7.03(k) or (l) not exceeding $1,500,000.00 in the aggregate at any one time; and

            (f) any renewal, extension or replacement of any Lien referred to above with the same lenders; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced and provided further that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement.

          SECTION 7.05 Investments. Neither the Company nor any Subsidiary will, directly or indirectly, make or own any Investment in any Person, except:

            (a)  Permitted Investments;

            (b) Investments owned on the Effective Date as set forth on Schedule 7.05(b), including Investments in the Subsidiaries, direct and indirect;

            (c) Investments arising out of loans and advances for expenses, travel per diem and similar items in the ordinary course of business to officers, directors and employees and intercompany Indebtedness permitted by
Section 7.03(f);

            (d) Subject to the limitations contained in Section 7.17, investments in the stock, warrants, stock appreciation rights, other securities and/or other assets of Qualified Companies;

            (e) other Investments not exceeding two and one-half percent (2.5%) of Consolidated Net Worth in the aggregate at any one time outstanding;

            (f) Investments in the form of stock buy backs allowed under Section 7.06; and

            (g) Investments in wholly-owned Subsidiaries of the Company.

          SECTION 7.06 Restricted Payments. The Company will not pay any dividends or redeem, retire, purchase or guaranty the value of or make any other acquisition, direct or indirect, of any shares of any class of stock of the Company, or of any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except to the extent that the consideration therefor consists solely of shares of stock (including warrants, rights or options relating thereto) of the Company or is approved by the Majority Banks; provided, the Company may (i) redeem its currently existing and outstanding preferred stock with the proceeds of its offering of common stock made pursuant to the Registration Statement and (ii) purchase its stock in a maximum, aggregate amount not to exceed $500,000.00 in the aggregate.

          SECTION 7.07 Change in Accounting. The Company will not and will not permit any Subsidiary to, change its method of accounting except for (a) changes permitted by GAAP in which the Company's auditors concur, (b) changes with respect to any Person or assets acquired by the Company to conform with the Company's policies and procedures and which are permitted by GAAP or (c) changes required by GAAP. The Company shall advise the Agent in writing promptly upon making any material change to the extent same is not disclosed in the financial statements required under Section 6.01 hereof. In the event of any such change, the Company, the Banks and the Agent agree to negotiate amendments to Sections
7.11 through 7.18 hereof (and related definitions, if relevant) so as to equitably reflect such changes thereon with the intended result that the criteria for evaluating the financial condition of the Company and its Subsidiaries shall be substantially the same after such changes as before.

          SECTION 7.08 Certain Indebtedness. The Company will not make, and will not permit any of its Subsidiaries to make, after the occurrence and during the continuance of any Event of Default, any prepayments of principal or interest on any other of the Company's Indebtedness, except as may be required thereby.

          SECTION 7.09 Transactions with Affiliates. The Company will not, directly or indirectly, engage in any transaction with any Affiliate, including the purchase, sale or exchange of assets or the rendering of any service, except in the ordinary course of business or pursuant to the reasonable requirements of its business and, in each case, upon terms that are no less favorable than those which might be obtained in an arm's-length transaction at the time from non-Affiliates.

          SECTION 7.10 Changes to Acquisition Agreements. The Company will not, and will not permit any of its Subsidiaries to amend, modify, alter or change in any way, to the material detriment of the Banks, those Acquisition Agreements listed on Schedule 6.10 attached hereto.

          SECTION 7.11 Consolidated Net Worth. The Company will not permit its Consolidated Net Worth to be less than the actual net worth as of the Execution Date minus $750,000.00, plus, in all cases: (a) 100% of the increase in Consolidated Net Worth resulting from the issuance of any capital stock by the Company or any Subsidiary subsequent to the Execution Date at any time during the term hereof and (b) 75% of the consolidated after tax income (if positive) of the Company and its Subsidiaries since September 30, 1997 (to be adjusted semi-annually at mid-year and fiscal year-end) for each fiscal year during the term hereof (including any Subsidiaries acquired subsequent hereto).

          SECTION 7.12 Funded Debt to EBITDA Ratio. The Company will not permit the ratio of its Funded Debt to EBITDA calculated for the preceding four (4) quarters on a rolling four (4) quarter basis to be greater than 2.5 to 1.0 at any time during the term hereof.

          SECTION 7.13 Funded Debt to Capitalization Ratio. The Company will not permit its Capitalization Ratio to be greater than fifty-five percent (55%) at any time during the term hereof.

          SECTION 7.14 Capital Expenditures. The Company will not permit non-acquisition related consolidated Capital Expenditures (including Capitalized Lease Obligations) to be greater than eight percent (8%) of Consolidated Net Worth for any fiscal year during the term hereof.

          SECTION 7.15 Fixed Charge Coverage Ratio. The Company will not permit the ratio of (a) EBITDA calculated for the preceding four (4) quarters on a rolling four (4) quarter basis less cash taxes less Capital Expenditures actually paid during such four (4) quarters to (b) the sum of: cash interest expense, plus scheduled amortization of principal plus Capital Lease Obligation payments plus twenty percent (20%) of Advances outstanding under this Agreement, calculated for the preceding four (4) quarters on a rolling four quarter basis, to be less than 1.20 to 1.0, as of the end of any fiscal quarter.

          SECTION 7.16 New Installations Revenues. The Company will not permit its percentage of its total revenues derived from New Installations on a consolidated basis to be greater than or equal to fifty percent (50%) at any time after June 30, 1999.

          SECTION 7.17 Limitations on Acquisitions. The Company will not and will not permit any Subsidiary to acquire any Qualified Company by funding such acquisition with consideration other than common stock, without first obtaining prior approval of such acquisition from the Majority Banks as follows:

                           ACQUISITION OF A           ACQUISITION OF A
                          QUALIFIED COMPANY          QUALIFIED COMPANY
                        HAVING TOTAL REVENUES      HAVING TOTAL REVENUES
                           DERIVED FROM NEW           DERIVED FROM NEW
                            INSTALLATIONS              INSTALLATIONS
                      (greater than or equal to) 50%   (less than) 50%
---------------------------------------------------------------------------
From the Effective      Approval from Majority     Approval from Majority
 Date to 9/30/98         Banks required when non-   Banks required when non-
                         equity consideration       equity consideration
                        (greater than) $2,500,000   (greater than) $5,000,000
---------------------------------------------------------------------------
From 10/1/98 to the     Approval from Majority     Approval from Majority
Maturity Date            Banks required when non-   Banks required when non-
                         equity consideration       equity consideration
                         (greater than) $4,000,000  (greater than) $7,500,000

---------------------------------------------------------------------------


          SECTION 7.18 Minimum Tangible Net Worth. The Company will not permit its Tangible Net Worth to be negative at any time during the term hereof.


                                 ARTICLE VIII
                                   GUARANTY
                                   --------

          SECTION 8.01 Guaranty. In consideration of, and in order to induce the Banks to make the Loans hereunder, the Guarantors hereby absolutely, unconditionally and irrevocably, jointly and severally guarantee the punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of the Obligations, and all other obligations and covenants of the Company now or hereafter existing under this Agreement, the Notes and the other Loan Documents whether for principal, interest (including interest accruing or becoming owing both prior to and subsequent to the commencement of any proceeding against or with respect to the Company under any chapter of the Bankruptcy Code), Fees, commissions, expenses (including reasonable attorneys' fees and expenses) or otherwise, and all reasonable costs and expenses, if any, incurred by the Agent or any Bank in connection with enforcing any rights under this Guaranty (all such obligations being the "Guaranteed Obligations"), and agree to pay any and all reasonable expenses incurred by each Bank and the Agent in enforcing this Guaranty; provided that notwithstanding anything contained herein or in any of the Loan Documents to the contrary, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed such Guarantor's Maximum Guaranteed Amount, and provided further, each Guarantor shall be unconditionally required to pay all amounts demanded of it hereunder prior to any determination of such Maximum Guaranteed Amount and the recipient of such payment, if so required by a final non-appealable order of a court of competent jurisdiction, shall then be liable for the refund of any excess amounts. If any such rebate or refund is ever required, all other Guarantors (and the Company) shall be fully liable for the repayment thereof to the maximum extent allowed by applicable law. This Guaranty is an absolute, unconditional, present and continuing guaranty of payment and not of collectibility and is in no way conditioned upon any attempt to collect from the Company or any other action, occurrence or circumstance whatsoever. Each Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor without impairing this Guaranty or affecting the rights and remedies of the Banks hereunder.

          SECTION 8.02 Continuing Guaranty. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement, the Notes and the other Loan Documents. Each Guarantor agrees that the Guaranteed Obligations and Loan Documents may be extended or renewed, and Loans repaid and reborrowed in whole or in part, without notice to or assent by such Guarantor, and that it will remain bound upon this Guaranty notwithstanding any extension, renewal or other alteration of any Guaranteed Obligations or Loan Documents, or any repayment and reborrowing of Loans. To the maximum extent permitted by applicable law, the obligations of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms hereof under any circumstances whatsoever, including:

          (a) any extension, renewal, modification, settlement, compromise, waiver or release in respect of any Guaranteed Obligations;

          (b) any extension, renewal, amendment, modification, rescission, waiver or release in respect of any Loan Documents;

          (c) any release, exchange, substitution, non-perfection or invalidity of, or failure to exercise rights or remedies with respect to, any direct or indirect security for any Guaranteed Obligations, including the release of any Guarantor or other Person liable on any Guaranteed Obligations;

          (d) any change in the corporate existence, structure or ownership of the Company, any Guarantor, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company, such Guarantor, any other Guarantor or any of their respective assets;

          (e) the existence of any claim, defense, set-off or other rights or remedies which such Guarantor at any time may have against the Company, or the Company or such Guarantor may have at any time against the Agent, any Bank, any other Guarantor or any other Person, whether in connection with this Guaranty, the Loan Documents, the transactions contemplated thereby or any other transaction other than by the payment in full by the Company of the Guaranteed Obligations after the termination of the Commitments of the Banks;

          (f) any invalidity or unenforceability for any reason of this Agreement or other Loan Documents, or any provision of law purporting to prohibit the payment or performance by the Company, such Guarantor or any other Guarantor of the Guaranteed Obligations or Loan Documents, or of any other obligation to the Agent or any Bank; or

          (g) any other circumstances or happening whatsoever, whether or not similar to any of the foregoing.

          SECTION 8.03 Effect of Debtor Relief Laws. If after receipt of any payment of, or proceeds of any security applied (or intended to be applied) to the payment of all or any part of the Guaranteed Obligations, the Agent or any Bank is for any reason compelled to surrender or voluntarily surrenders (under circumstances in which it believes it could reasonably be expected to be so compelled if it did not voluntarily surrender), such payment or proceeds to any Person (a) because such payment or application of proceeds is or may be avoided, invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, fraudulent conveyance, fraudulent transfer, impermissible set-off or a diversion of trust funds or (b) for any other similar reason, including
(i) any judgment, decree or order of any court or administrative body having jurisdiction over the Agent, any Bank or any of their respective properties or
(ii) any settlement or compromise of any such claim effected by the Agent or any Bank with any such claimant (including the Company), then the Guaranteed Obligations or part thereof intended to be satisfied shall be reinstated and continue, and this Guaranty shall continue in full force as if such payment or proceeds have not been received, notwithstanding any revocation thereof or the cancellation of any Note or any other instrument evidencing any Guaranteed Obligations or otherwise; and the Guarantors, jointly and severally, shall be liable to pay the Agent and the Banks, and hereby do indemnify the Agent and the Banks and hold them harmless for the amount of such payment or proceeds so surrendered and all expenses (including reasonable attorneys' fees, court costs and expenses attributable thereto) incurred by the Agent or any Bank in the defense of any claim made against it that any payment or proceeds received by the Agent or any Bank in respect of all or part of the Guaranteed Obligations must be surrendered. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

          SECTION 8.04 Waiver of Subrogation. Notwithstanding any payment or payments made by any Guarantor hereunder, or any set-off or application by the Agent or any Bank of any security or of any credits or claims, no Guarantor will assert or exercise any rights of the Agent or any Bank or of such Guarantor against the Company to recover the amount of any payment made by such Guarantor to the Agent or any Bank hereunder by way of any claim, remedy or subrogation, reimbursement, exoneration, contribution, indemnity, participation or otherwise arising by contract, by statute, under common law or otherwise, and such Guarantor shall not have any right of recourse to or any claim against assets or property of the Company, in each case unless and until the Obligations of the Company guaranteed hereby have been fully and finally satisfied. Until such time, each Guarantor hereby expressly waives any right to exercise any claim, right or remedy which such Guarantor may now have or hereafter acquire against the Company that arises under this Agreement or any other Loan Document or from the performance by any Guarantor of the Guaranty hereunder including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification or participation in any claim, right or remedy of the Agent or any Bank against the Company or any Guarantor, or any security that the Agent or any Bank now has or hereafter acquires, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. If any amount shall be paid to a Guarantor by the Company or another Guarantor after payment in full of the Obligations, and the Obligations shall thereafter be reinstated in whole or in part and the Agent or any Bank forced to repay any sums received by any of them in payment of the Obligations, this Guaranty shall be automatically reinstated and such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured. The provisions of this paragraph shall survive the termination of this Guaranty, and any satisfaction and discharge of the Company by virtue of any payment, court order or any federal or state law.

          SECTION 8.05 Subordination. If any Guarantor becomes the holder of any indebtedness payable by the Company or another Guarantor, each Guarantor hereby subordinates all indebtedness owing to it from the Company to all indebtedness of the Company to the Agent and the Banks, and agrees that during the continuance of any Event of Default it shall not accept any payment on the same until payment in full of the Obligations of the Company under this Agreement and the other Loan Documents after the termination of the Commitments of the Banks and shall in no circumstance whatsoever attempt to set-off or reduce any obligations hereunder because of such indebtedness. If any amount shall nevertheless be paid in violation of the foregoing to a Guarantor by the Company or another Guarantor prior to payment in full of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Agent and the Banks and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured.

          SECTION 8.06 Waiver. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and waives presentment, demand of payment, notice of intent to accelerate, notice of dishonor or nonpayment and any requirement that the Agent or any Bank institute suit, collection proceedings or take any other action to collect the Guaranteed Obligations, including any requirement that the Agent or any Bank protect, secure, perfect or insure any Lien against any property subject thereto or exhaust any right or take any action against the Company or any other Person or any collateral (it being the intention of the Agent, the Banks and each Guarantor that this Guaranty is to be a guaranty of payment and not of collection). It shall not be necessary for the Agent or any Bank, in order to enforce any payment by any Guarantor hereunder, to institute suit or exhaust its rights and remedies against the Company, any other Guarantor or any other Person, including others liable to pay any Guaranteed Obligations, or to enforce its rights against any security ever given to secure payment thereof. Each Guarantor hereby expressly waives to the maximum extent permitted by applicable law each and every right to which it may be entitled by virtue of the suretyship laws of the State of Texas, including any and all rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, Section
17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code. Each Guarantor hereby waives marshaling of assets and liabilities, notice by the Agent or any Bank of any indebtedness or liability to which such Bank applies or may apply any amounts received by such Bank, and of the creation, advancement, increase, existence, extension, renewal, rearrangement or modification of the Guaranteed Obligations. Each Guarantor expressly waives, to the extent permitted by applicable law, the benefit of any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure.

          SECTION 8.07 Full Force and Effect. This Guaranty is a continuing guaranty and shall remain in full force and effect until all of the Obligations of the Company under this Agreement and the other Loan Documents and all other amounts payable under this Guaranty have been paid in full (after the termination of the Commitments of the Banks). All rights, remedies and powers provided in this Guaranty may be exercised, and all waivers contained in this Guaranty may be enforced, only to the extent that the exercise or enforcement thereof does not violate any provisions of applicable law which may not be waived.


                                  ARTICLE IX
                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

          SECTION 9.01 Events of Default. The following events shall constitute Events of Default ("Events of Default") hereunder:

          (a) any installment of principal is not paid when due or any payment of interest or Fees is not paid on the date on which such payment is due and such failure continues for a period of five (5) days; or

          (b) any representation or warranty made or deemed made by the Company or any Subsidiary herein or in any of the Loan Documents or other document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be; or

          (c) the Company shall fail to perform or observe or cause any Subsidiary to fail to perform or observe any duty or covenant contained in
Article VI of this Agreement or in any of the Security Documents and such failure continues for a period of fifteen (15) days or shall fail to perform or observe any other covenant or duty contained in this Agreement or in any of the Loan Documents; or

          (d) the Company or any Subsidiary shall (i) fail to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any instrument of Indebtedness in excess of 1,000,000.00 allowed hereunder outstanding beyond any period of grace provided with respect thereto or (ii) shall fail to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument of Indebtedness in excess of $1,000,000.00, if the effect of such failure is to cause, or to permit the holder or holders to cause, such obligations to become due prior to any stated maturity; or

          (e) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Company or any Material Subsidiary, or of a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"), or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary or for a substantial part of the property or assets of the Company or any Material Subsidiary or (iii) the winding-up or liquidation of the Company or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

          (f) the Company or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other federal or state bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (e) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or any Subsidiary or for a substantial part of the property or assets of the Company or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, or admit in writing its inability or fail generally, to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing; or

          (g) any Loan Document shall become or be deemed to be unenforceable in any material respect in the sole judgment of the Majority Banks; or

          (h) a judgment or order, which with other outstanding judgments and orders against the Company and its Subsidiaries equal or exceed $1,000,000.00 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), shall be entered against the Company or any Subsidiary and (i) within 30 days after entry thereof such judgment shall not have been paid or discharged or execution thereof stayed pending appeal or, within 30 days after the expiration of any such stay, such judgment shall not have been paid or discharged or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor or upon such judgment; or

            (i)  a Change of Control shall occur.

          SECTION 9.02 Primary Remedies. In any such event, and at any time after the occurrence of any of the above described events, the Agent, if directed by the Majority Banks, shall by written notice to the Company (a "Notice of Default") take any or all of the following actions (without prejudice to the rights of any Bank to enforce any other rights it may have against the Company, provided that, if an Event of Default specified in Section 9.01(e) or
Section 9.01(f) shall occur, the following shall occur automatically without the giving of any Notice of Default): (a) declare the Commitments terminated, whereupon the Commitments shall forthwith terminate immediately and any Commitment Fee and any other owing and unpaid Fee shall forthwith become due and payable without any other notice of any kind; (b) declare the principal of and any accrued and unpaid interest in respect of all Advances, and all obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and non-payment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind (except as herein provided), all of which are hereby waived by the Company; (c) set off any assets or money of the Company or any Guarantor in its or any Bank's possession against the Obligations (and thereafter in accordance with Section 11.06); and (d) exercise any rights or remedies under any of the Loan Documents or under any applicable state or federal law.

          SECTION 9.03 Other Remedies. Upon the occurrence and during the continuance of any Event of Default, the Agent may proceed to protect and enforce its and the Banks' rights, either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any other Loan Document or in aid of the exercise of any power granted in this Agreement or in any other Loan Document; or may proceed to enforce the payment of all amounts owing to the Banks under the Loan Documents and any accrued and unpaid interest thereon in the manner set forth herein or therein; it being intended that no remedy conferred herein or in any of the other Loan Documents is to be exclusive of any other remedy, and each and every remedy contained herein or in any other Loan Document shall be cumulative and shall be in addition to every other remedy given hereunder and under the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise.


                                   ARTICLE X
                                  THE  AGENT
                                  ----------

          SECTION 10.01 Authorization and Action. Each Bank hereby irrevocably appoints and authorizes the Agent to act on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents and employees. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Documents a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Loan Document, expressed or implied, is intended to, or shall be so construed as to, impose upon the Agent any obligations in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein. As to any matters not expressly provided for by this Agreement, the Notes or the other Loan Documents (including enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon the Banks and all holders of Notes and the Obligations; provided, that the Agent shall not be required to take any action which exposes the Agent to personal liability and shall not be required or entitled to take any action which is contrary to any of the Loan Documents or applicable law.

          SECTION 10.02 Agent's Reliance. (a) Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Notes or any of the other Loan Documents (i) with the consent or at the request of the Majority Banks or (ii) in the absence of its or their own gross negligence or willful misconduct, IT BEING THE EXPRESS INTENTION OF THE PARTIES HERETO THAT THE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY TO THE BANKS FOR ACTIONS AND OMISSIONS UNDER THIS SECTION RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE.

          (b) Without limitation of the generality of the foregoing, the Agent:
(i) may treat the payee of each Note and the Obligations as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement, any Note or any other Loan Document; (iv) except as otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any Note or any other Loan Document or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, collectibility, genuineness, sufficiency or value of this Agreement, any Note, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (vi) shall not be responsible to any Bank for the perfection or priority of any Lien securing the Obligations; and (vii) shall incur no liability to the Banks under or in respect of this Agreement, any Note or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopier or cable) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 10.03 Agent and Affiliates; TCB and Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Company or any of its Affiliates, with respect to their Commitments, the Loans made by them and the Notes issued to them, TCB and each other Bank who may become the Agent shall have the same rights and powers under this Agreement and its Notes as any other Bank and may exercise the same as though it was not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include TCB and any such other Bank, in their individual capacities. TCB, each other Person who becomes the Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loan, letter of credit, leasing or other financing activity not the subject of this Agreement (collectively, the "Other Financings") with the Company, any Subsidiary or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with the Company, any Subsidiary or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in (a) any Other Activities, (b) any present or future guaranty by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or (e) any property now or hereafter in the possession or control of the Agent which may be or become security for the Obligations of the Company hereunder and under the Notes by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligations evidenced hereunder and by the Notes, then each Bank shall be entitled to share in such application according to its pro rata portion of such Obligations.

          SECTION 10.04 Banks' Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 6.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

          SECTION 10.05 Agent's Indemnity. (a) The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or any other Loan Document unless indemnified to the Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Agent (to the extent not reimbursed by the Company), ratably according to the respective aggregate principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective amounts of the Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, the Notes and the other Loan Documents. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Notes and the other Loan Documents to the extent that the Agent is not reimbursed for such expenses by the Company. The provisions of this Section shall survive the termination of this Agreement, the payment of the Obligations and/or the assignment of any of the Notes.

          (b) Notwithstanding the foregoing, no Bank shall be liable under this Section to the Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Agent resulting from the Agent's gross negligence or willful misconduct. EACH BANK AGREES, HOWEVER, THAT IT EXPRESSLY INTENDS, UNDER THIS SECTION, TO INDEMNIFY THE AGENT RATABLY AS AFORESAID FOR ALL SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS ARISING OUT OF OR RESULTING FROM THE AGENT'S SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE.

          SECTION 10.06 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Agent under this Agreement, the Notes and the other Loan Documents at any time with or without cause by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent with the approval of the Company, which shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent with the approval of the Company, which shall not be unreasonably withheld, which shall be a commercial bank organized under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder and under the Notes and the other Loan Documents by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the other Loan Documents. After any retiring Agent's resignation or removal as Agent hereunder and under the Notes and the other Loan Documents, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Notes and the other Loan Documents.

          SECTION 10.07 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Agent receives such notice, the Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Agent also shall give notice thereof to the Company. The Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section
10.01 and Section 10.02.


                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

          SECTION 11.01 Amendments. No amendment or waiver of any provision of this Agreement, any Note or any other Loan Document, nor consent to any departure by the Company herefrom or therefrom, shall in any event be effective unless the same shall be in writing and signed by the Company, as to amendments, and by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, no such amendment, waiver or consent shall be effective unless signed by all of the Banks if it attempts to: (a) change the definition of "Commitment", "Designated Payment Date", "Majority Banks", "Margin" or "Maturity Date"; (b) modify this Section or Sections 2.19 or 11.05 or any definition related to said sections; (c) release any Guarantor or Collateral; (d) waive any Default under Section 9.01(a), (e) release any Liens on any of the Collateral, or in any other manner change the repayment terms of the Loans, including required principal payments or the rate, amount or time of interest payments. Further, no provisions of Article III or Article X or other terms affecting the Agent or the Issuing Bank may be changed without the consent of said Agent or the Issuing Bank as appropriate.

          SECTION 11.02 Notices. Except with respect to telephone notifications specifically permitted pursuant to Article II, all notices, consents, requests, approvals, demands and other communications provided for herein shall be in writing (including telecopy communications) and mailed, telecopied, sent by overnight courier or delivered:

            (a) If to the Company and the Guarantors:

                      Group Maintenance America Corp.
                      8 Greenway Plaza
                      Suite 1500
                      Houston, Texas 77046
                      Telephone No.:  (713) 860-0100
                      Telecopy No:    (713) 626-4766
                      Attention:      Chief Financial Officer

            (b) If to the Agent:

                      Texas Commerce Bank National Association
                      545 West 19th Street
                      Houston, Texas  77008
                      Telephone No.:  (713) 868-6737
                      Telecopy No:    (713) 868-8663
                      Attention:      Mr. Mark Walshak
                                      Senior Vice President

              with copies to:

                      Loan Syndication Services
                      1111 Fannin
                      9th Floor - M.S. 46
                      Houston, Texas  77002
                      Attention:  Gale Manning

              and to:

                      Andrews & Kurth L.L.P.
                      4200 Texas Commerce Tower
                      Houston, Texas  77002
                      Telephone No.:  (713) 220-4268
                      Telecopy No.:   (713) 220-4285
                      Attention:      Mr. Thomas J. Perich

or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.

          (c) If to any Bank, to the address shown on the signature page hereof or specified by such Bank (or the Agent on behalf of any Bank) to the Company.

          All communications shall, when mailed, telecopied or delivered, be effective when mailed by certified mail, return receipt requested to any party at its address specified above, or telecopied to any party to the telecopy number set forth above, or delivered personally to any party at its address specified above; provided, that communications to the Agent pursuant to Article II shall not be effective until actually received by the Agent, and provided further that communications sent by telecopy after 5:00 p.m., Houston, Texas time, shall be effective on the next succeeding business day.

          SECTION 11.03 No Waiver; Remedies. No failure on the part of any Bank or the Agent to exercise, and no delay in exercising, any right hereunder, under any Note or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein are cumulative and not exclusive of any other remedies provided by law, at equity or in any other agreement.

          SECTION 11.04 Costs and Expenses. The Company agrees to pay on demand: (a) all reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, delivery, sale and syndication of this Agreement, the Notes, the other Loan Documents and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto and with respect to advising the Agent as to its rights and responsibilities under this Agreement, the Notes and the other Loan Documents, and any modification, supplement or waiver of any of the terms of this Agreement or any other Loan Document, (b) all reasonable out-of-pocket costs and expenses of any Bank including reasonable legal fees and expenses, in connection with the enforcement of this Agreement, the Notes and the other Loan Documents and (c) reasonable costs and expenses incurred in connection with third party professional services reasonably required by the Agent such as appraisers, environmental consultants, accountants or similar Persons, provided that, prior to any Event of Default hereunder, the Agent will first obtain the consent of the Company to such expense, which consent shall not be unreasonably withheld. Without prejudice to the survival of any other obligations of the Company hereunder and under the Notes, the obligations of the Company under this Section shall survive the termination of this Agreement or the replacement of the Agent and each assignment of the Notes.

          SECTION 11.05 Release and Indemnity. (a) The Company shall and hereby does indemnify the Agent and each Bank and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages (including reasonable legal fees and expenses) to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Company of the proceeds of any extension of credit hereunder or any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing or any of the other Loan Documents, and the Company shall reimburse each Bank and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (the "Indemnified Obligations").

          (B) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL INDEMNIFIED OBLIGATIONS ARISING OUT OF OR

RESULTING FROM THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON OR IMPOSED UPON SAID PARTY UNDER ANY THEORY OF STRICT LIABILITY. Without prejudice to the survival of any other obligations of the Company hereunder and under the other Loan Documents, the obligations of the Company under this Section shall survive the termination of this Agreement and the other Loan Documents and the payment of the Obligations or the assignment of the Notes.

          SECTION 11.06 Right of Setoff. Without limiting the remedies provided for in Article IX, each Bank is hereby authorized at any time and from time to time, after acceleration of the Obligations after the occurrence of an Event of Default to the fullest extent permitted by law, to set off and apply any and all deposits held and other indebtedness owing by such Bank, or any branch, subsidiary or Affiliate, to or for the credit or the account of the Company against any and all the Obligations of the Company now or hereafter existing under this Agreement and the other Loan Documents and other obligations of the Company held by such Bank, irrespective of whether or not such Bank shall have made any demand under this Agreement, its Note or the Obligations and although the Obligations may be unmatured. Each Bank agrees promptly to notify the Company after any such set-off and application made by such Bank, provided, that failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this Section are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.

          SECTION 11.07 Governing Law. This Agreement, all Notes, the other Loan Documents and all other documents executed in connection herewith shall be deemed to be contracts and agreements executed by the Company and each Bank under the laws of the State of Texas and of the United States of America and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States of America. Without limitation of the foregoing, nothing in this Agreement, or in the Notes or in any other Loan Document shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive or charge in respect of the Loan and the Loan Documents, including any right to take, receive, reserve and charge interest at the rate allowed by the law of the state where any Bank is located. The Agent, each Bank and the Company further agree that insofar as the provisions of Article 5069-1.04, of the Revised Civil Statutes of Texas, as amended, are applicable to the determination of the Highest Lawful Rate with respect to the Notes and the Obligations hereunder and under the other Loan Documents, the indicated rate ceiling of such Article shall be applicable; provided, however, that to the extent permitted by such Article, the Agent may from time to time by notice to the Company revise the election of such interest rate ceiling as such ceiling affects the then current or future balances of the Loans. The provisions of Article 5069-15.01 et seq. do not apply to this Agreement, any Note issued hereunder or the other Loan Documents.

          SECTION 11.08 Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Bank, or charged, contracted for, reserved, taken or received by the Agent or any Bank, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything in any Note or any other Loan Document to the contrary notwithstanding, the Company shall not be required to pay unearned interest on any Note and the Company shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under such Note and such Loan Documents would exceed the Highest Lawful Rate, or if the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under such Note and the other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of the Company (or if all such Obligations shall have been paid in full, refunded to the Company). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Bank under the Notes and the Obligations and under the other Loan Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to such Bank, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Notes and this Agreement all interest at any time contracted for, charged or received by such Bank in connection therewith. Furthermore, in the event that the maturity of any Note or other obligation is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law and excess interest, if any, provided for in this Agreement, any Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be refunded to the Company.

          SECTION 11.09 Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith and the other Loan Documents shall survive the execution and delivery of this Agreement, the Notes and the other Loan Documents and the termination of the Commitments of the Banks and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the Commitments of the Banks shall not inure to the benefit of any successor or assign of the Company.

          SECTION 11.10 Successors and Assigns; Participations. (a) All covenants, promises and agreements by or on behalf of the Company or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns. The Company may not assign or transfer any of its rights or obligations hereunder.

          (b) Any of the Banks may assign to or sell participations to one or more banks of all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment, the Advances and the Obligations of the Company owing to it and the Notes); provided, that the Company shall continue to deal solely and directly with the Agent and such assigning or selling Bank in connection with such Bank's rights and obligations under this Agreement and the other Loan Documents.
Except with respect to cost protections provided to a participant pursuant to this paragraph and the items listed in Section 11.01 hereof, no participant shall be a third party beneficiary of this Agreement nor shall it be entitled to enforce any rights provided to the Banks against the Company under this Agreement. In the case of participations (but not assignments) (i) the original Bank's obligations under this Agreement (including without limitation, its Commitment to the Company hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of such Loan Documents for all purposes of this Agreement, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) such Bank shall continue to be able to agree to any modification or amendment of this Agreement or any waiver hereunder without the consent, approval or vote of any such participant or group of participants, other than modifications, amendments and waivers described in Section 11.01, and (vi) except as contemplated by the immediately preceding clause (v), no participant shall be deemed to be or to have any of the rights of obligations of a "Bank" hereunder.

          (c) A Bank may assign to any other Bank or Banks or to any Affiliate of a Bank and, with the prior written consent of the Company and the Agent (which consent shall not be unreasonably withheld), a Bank may assign to one or more other Eligible Assignees all or a portion of its interests, rights, and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the same portion of the Loans and other Obligations of the Company at the time owing to it and the Note held by it); provided, however, that (i) each such assignment shall be in a minimum principal amount of not less than $5,000,000.00 and shall be of a constant, and not a varying, percentage of the assigning Bank's Commitment, its rights and obligations under this Agreement, and its share of the outstanding balance of each of the Notes, (ii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance, an Assignment and Acceptance, substantially in the form of Exhibit 11.10(c) hereto, in form and substance satisfactory to the Agent (an "Assignment and Acceptance") and any Note subject to such assignment, (iii) no assignment shall be effective until receipt by the Agent of a reasonable service fee from the Assignee Bank in respect of said assignment equal to $2,000.00, and (iv) the Assigning

Bank shall retain a minimum amount of $5,000,000.00 of the Commitment following the Assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date (unless otherwise agreed to by the assigning Bank, the Eligible Assignee thereunder and the Agent) shall be at least five Business Days after the execution thereof, (x) the Eligible Assignee thereunder shall be a party hereto as a "Bank" and to the other Loan Documents and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and under the other Loan Documents and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement and the other Loan Documents (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement and the other Loan Documents, such Bank shall cease to be a party hereto).

          (d) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this section, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided, however, that prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing for the benefit of the Company to preserve the confidentiality of any confidential information relating to the Company or any of its Subsidiaries received by it from such Bank in a manner consistent with Section 11.11.

          SECTION 11.11 Confidentiality. Each Bank and the Agent agrees to keep any information delivered or made available to it by the Company or any of its Subsidiaries, confidential from anyone other than Persons employed or retained by its who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans and who are bound hereby; provided that nothing herein shall prevent any Bank or the Agent from disclosing such information (a) to any other Bank, (b) pursuant to subpoena or upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (d) which has been publicly disclosed, (e) to the extent reasonably required in connection with any litigation to which the Agent, any Bank, the Company or its respective Affiliates may be a party, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder, (g) to such Bank's legal counsel and independent auditors and who are bound hereby and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section. Each Bank or the Agent will promptly notify the Company of any information that it is required or requested to deliver pursuant to clause (b) or (c) of this Section and, if the Company is a party to any such litigation, clause (e) of this Section.

          SECTION 11.12 Pro Rata Treatment. (a) Except as otherwise specifically permitted hereunder, each payment or prepayment of principal, if permitted under this Agreement, and each payment of interest with respect to an Advance shall be made pro rata among the Banks.

          (b) Each Bank agrees that if, through the exercise of a right of banker's Lien, setoff or claim of any kind against the Company as a result of which the unpaid principal portion of the Notes and the Obligations held by it shall be proportionately less than the unpaid principal portion of the Notes and Obligations held by any other Bank, it shall be deemed to have simultaneously purchased from such other Bank a participation in the Notes and Obligations held by such other Bank, in the amount required to render such amounts proportional; provided, however, that if any such purchase or purchases or adjustments shall be made pursuant to this Section and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest.

          SECTION 11.13 Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

          SECTION  11.14   Execution in Counterparts.   This Agreement may be
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Any Subsidiary of the Company that executes this Agreement after the date of this Agreement shall, upon such execution, become a party hereto as a Guarantor.

           SECTION 11.15 Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

          (i)    the singular number includes the plural number and vice versa;

          (ii)   reference to any gender includes each other gender;

          (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

          (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause is intended to authorize any assignment not otherwise permitted by this Agreement;

          (v) except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Note or other note includes any Note issued pursuant hereto in extension or renewal thereof and in substitution or replacement therefor;

          (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

          (vii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

          (viii) with respect to the determination of any period of time, except as expressly provided to the contrary, the word "from" means "from and including" and the word "to" means "to but excluding"; and

          (ix) reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

          (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

          (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.

          (d) In the event of any conflict between the specific provisions of this Agreement and the provisions of any application pertaining to any letter of credit secured by a Loan Document, the terms of this Agreement shall control.

          SECTION 11.16 SUBMISSION TO JURISDICTION. (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, IN HARRIS COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS OUT OF ANY OF THE

AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 11.02 AND WITH RESPECT TO ANY GUARANTOR, AT THE ADDRESS PROVIDED ON SCHEDULE 5.16 HERETO, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (B) EACH OF THE COMPANY AND THE GUARANTORS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM OR RELATING TO ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 11.18 FINAL AGREEMENT OF THE PARTIES. THIS AGREEMENT (INCLUDING THE SCHEDULES AND EXHIBITS HERETO), THE NOTES AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(A) OF THE TEXAS BUSINESS AND COMMERCE CODE, AND REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                             BORROWER:

                                 GROUP MAINTENANCE AMERICA CORP.


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________

                             GUARANTORS/MATERIAL SUBSIDIARIES:

                                 A-ABC APPLIANCE, INC.
                                 A-1 APPLIANCE & AIR CONDITIONING, INC.
                                 ARKANSAS MECHANICAL SERVICES, INC.
                                    (f/k/a AMS Acquisition Corp.)
                                 AIRTRON, INC.
                                 CALLAHAN ROACH PRODUCTS & PUBLICATIONS, INC.
                                 CENTRAL CAROLINA AIR CONDITIONING COMPANY
                                    (f/k/a Central Carolina Acquisition Corp.)
                                 CHARLIE CRAWFORD, INC.
                                    (d/b/a "Charlie's Plumbing")
                                 COSTNER BROTHERS, INC.
                                 HALLMARK AIR CONDITIONING, INC.
                                 K&N PLUMBING, HEATING, AND AIR
                                 CONDITIONING, INC.
                                 LINFORD SERVICE COMPANY
                                    (f/k/a LSC Acquisition Corp.)
                                 MACDONALD-MILLER INDUSTRIES, INC.
                                    (f/k/a MacDonald Miller Acquisition Corp.)
                                 MASTERS, INC.
                                    (f/k/a Masters Acquisition Corp.)
                                 SIBLEY SERVICES, INCORPORATED
                                 SOUTHEAST MECHANICAL SERVICE, INC.
                                    (f/k/a SEMS Acquisition Corp.)
                                 UNITED ACQUISITION CORP.
                                 VAN'S COMFORTEMP AIR CONDITIONING, INC.
                                    (f/k/a Van's Acquisition Corp.)
                                 WILLIS REFRIGERATION, AIR CONDITIONING &
                                 HEATING, INC.
                                    (f/k/a Willis Acquisition Corp.)
                                 YALE INCORPORATED
                                    (f/k/a Yale Acquisition Corp.)


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________

                             MACDONALD-MILLER CO., INC.


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________



                             MACDONALD-MILLER SERVICE, INC.


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________



                             PAUL E. SMITH CO., INC.


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________

                             AGENT/SECURED PARTY:


AMOUNT OF COMMITMENT:            TEXAS COMMERCE BANK
$35,000,000.00                   NATIONAL ASSOCIATION,
                                 as Agent and Individually, as a Bank



                                 By: _______________________________
                                           J. M. Walshak
                                           Vice President

                             BANKS:

AMOUNT OF COMMITMENT:            BANQUE PARIBAS
$20,000,000.00

                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________


                                 By: ____________________________
                                 Name: __________________________
                                 Title: _________________________


                                 Address for Notice:

                                 1200 Smith, Suite 3100
                                 Houston, TX 77002

                                 Telephone No.: (713) 659-4811
                                 Telecopy No.: (713) 659-5305

                                 Attention: Leah Evans Hughes

AMOUNT OF COMMITMENT:        ABN AMRO BANK, N.V.
$20,000,000.00


                             By: _________________________________
                                         Laurie C. Tuzo
                                         Group Vice President



                             By: _________________________________
                                         David P. Orr
                                         Vice President


                             Address for Notice:

                             Three Riverway #1700
                             Houston, TX 77056

                             Telephone No.: (713) 964-3360
                             Telecopy No.:   (713) 629-7533

                             Attention:   Ms. Laurie C. Tuzo